Exhibit 10.2

EXECUTION COPY

$2,000,000,000

SIXTH AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

dated as of

June 3, 2024

among

CUMMINS INC.,

The SUBSIDIARY BORROWERS Referred to Herein,

The LENDERS Party Hereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Swingline Lender,

BANK OF AMERICA, N.A.,
as Syndication Agent and Swingline Lender,

and

CITIBANK, N.A.,

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED and

ING BANK N.V., DUBLIN BRANCH,

as Documentation Agents and Swingline Lenders

JPMORGAN CHASE BANK, N.A.,

BofA SECURITIES, INC.,

CITIBANK, N.A.,

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED and
ING BANK N.V., DUBLIN BRANCH,
as Joint Bookrunners and Joint Lead Arrangers

i

Section 12.15.	No Fiduciary Duty	107
Section 12.16.	Acknowledgement and Consent to Bail-in of Affected Financial Institutions	108
Section 12.17.	Acknowledgement Regarding Any Supported QFCs	108

v

SCHEDULES

Schedule 2.01A	–	Commitments
Schedule 2.01B	–	Swingline Commitments

EXHIBITS

Exhibit A	–	Form of Assignment and Assumption
Exhibit B-1	–	Form of Opinion of Company’s External Counsel
Exhibit B-2	–	Form of Opinion of Company’s Internal Counsel
Exhibit B-3A	–	Form of Opinion of Original Subsidiary Borrower’s Counsel (United Kingdom)
Exhibit B-3B	–	Form of Opinion of Original Subsidiary Borrower’s Counsel (Netherlands)
Exhibit C	–	Form of Opinion of Eligible Subsidiary’s Counsel
Exhibit D	–	Form of Election to Participate
Exhibit E	–	Form of Election to Terminate
Exhibit F	–	Form of Compliance Certificate
Exhibit G	–	Form of Increasing Lender Supplement
Exhibit H	–	Form of New Lender Supplement

SIXTH Amended and Restated 364-DAY CREDIT AGREEMENT dated as of June 3, 2024 among CUMMINS INC., the SUBSIDIARY BORROWERS referred to herein, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Swingline Lender, and BANK OF AMERICA, N.A., CITIBANK, N.A., THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED and ING BANK N.V., DUBLIN BRANCH, as Swingline Lenders (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”).

WHEREAS, the Company, the Subsidiary Borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, are currently party to the Fifth Amended and Restated 364-Day Credit Agreement, dated as of June 5, 2023 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

WHEREAS, the Company, the Subsidiary Borrowers party hereto, the Lenders and the Administrative Agent have agreed to enter into this Agreement in order to (a) amend and restate the Existing Credit Agreement in its entirety; (b) re-evidence the obligations and liabilities of the Borrowers under the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (c) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrowers.

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Company outstanding thereunder, which shall be payable in accordance with the terms hereof.

WHEREAS, it is also the intent of the Company to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows:

Article 1
Definitions

Section 1.01.          Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Margin” has the meaning assigned to such term in Section 2.21.

“Acquisition Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the Company, any of its Subsidiaries or the person(s) or assets to be acquired); provided that (a) the release of the proceeds thereof to the Company and its Subsidiaries is contingent upon the consummation of such Material Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Material Acquisition or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Company and its Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits or requires such Indebtedness to be redeemed or prepaid if such Material Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition is terminated in accordance with its terms prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).

“Acquisition-Related Incremental Term Loans” has the meaning assigned to such term in Section 2.25.

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Pound Sterling, an interest rate per annum equal to the Daily Simple RFR for Pound Sterling and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, an interest rate per annum equal to (a)  the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

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“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMCB and its Affiliates, as applicable, in each case in its capacity as administrative agent for the Lenders hereunder, provided that the rights of the Administrative Agent under Article 8, Section 12.02 and Section 12.04 shall be exercised solely by JPMCB (or its successors) in its capacity as Administrative Agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, the Syndication Agent and each Documentation Agent.

“Agreed Currency” means Dollars and each Alternative Currency.

“Agreement” has the meaning specified in the introductory paragraph.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.

“Alternative Currency” means Euro or Pound Sterling.

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“Alternative Currency Loan” means a Loan that is made in an Alternative Currency pursuant to the applicable Borrowing Request (or request pursuant to Section 2.04). Any Loan made in the currency of a Participating Member State before the date on which such Participating Member State adopts the Euro as its currency (the “Entry Date”) and still outstanding on the Entry Date shall be prepaid on the last day of the Interest Period applicable thereto on the Entry Date.

“Ancillary Document” has the meaning assigned to such term in Section 12.06.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Credit Parties or their respective subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Lending Office” means, with respect to any Lender, (a) in the case of its ABR Loans, its Domestic Lending Office, (b) in the case of its Term Benchmark Loans, its Term Benchmark Lending Office and (c) in the case of its Swingline Loans, its Swingline Lending Office.

“Applicable Parties” has the meaning assigned to such term in Section 9.11(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.23 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan, Term Benchmark Loan, RFR Loan or ESTR Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable ABR Margin, Term Benchmark Margin, RFR Margin or the Commitment Fee Rate, respectively, in each case as determined for such day in accordance with Section 2.21.

“Approved Borrower Portal” has the meaning assigned to such term in Section 9.12(a).

“Approved Electronic Platform” has the meaning assigned to such term in Section 9.11(a).

“Approved Fund” has the meaning assigned to such term in Section 12.04.

“Approved Jurisdiction” means (i) the United States, (ii) England and Wales in the United Kingdom, (iii) the Netherlands and (iv) any other jurisdiction approved for this purpose by each of the Lenders.

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“Arranger” means each of JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A., The Hongkong and Shanghai Banking Corporation Limited and ING Bank N.V., Dublin Branch, each in its capacity as a joint bookrunner and joint lead arranger under this Agreement.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of each party whose consent is required by Section 12.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Company.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments in whole.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.13.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bail-In Lender” has the meaning assigned to such term in Section 2.19(b).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that, for avoidance of doubt, a Bankruptcy Event shall not result solely by virtue of (i) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof or (ii) in the case of a solvent person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in any such case, where such action does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any obligations of such Person hereunder.

5

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.13.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)           in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR for RFR Borrowings denominated in Dollars; or

(2)           the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States; and (b) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to clause (1) or clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

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“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with Company, decides in its reasonable good faith discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable good faith discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable good faith discretion that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent, in consultation with Company, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

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For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely as of a specific date; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely as of a specific date; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“BofA” means Bank of America, N.A., a national banking association.

“Borrower” means the Company or any Subsidiary Borrower, as the context may require, and their respective successors, and “Borrowers” means all of the foregoing. When used in relation to any Loan, references to “the Borrower” are to the particular Borrower to which such Loan is or is to be made.

“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment or other notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Borrower to the Administrative Agent through an Approved Borrower Portal.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, denominated in the same currency and as to which a single Interest Period is in effect, (b) a Swingline Loan, or (c) from and after the Term Loan Conversion Date, any Revolving Loans converted into Term Loans pursuant to Section 2.09(a) of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, denominated in the same currency and as to which a single Interest Period is in effect.

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“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 or Section 2.04, as applicable, and in substantially the form separately provided by the Administrative Agent to the Company or such other form as the Administrative Agent and the Company may approve from time to time.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Euro and in relation to the calculation or computation of the EURIBO Rate, any day which is a TARGET Day, (b) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day and (c) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Capital Lease” of any Person means any lease of property by such Person as lessee that would be capitalized as a finance lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means, subject to Section 1.04, the amount of the obligations of such Person under Capital Leases that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Rate applicable to a Loan that is replaced by a CBR Loan.

“Central Bank Rate” means the greater of (i) (A) for any Loan denominated in (a) Pound Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent reasonably and in good faith: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Alternative Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable good faith discretion; plus (B) the applicable Central Bank Rate Adjustment and (ii) the Floor.

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“Central Bank Rate Adjustment” means for any Loan denominated in (a) Pound Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted Daily Simple RFR for Pound Sterling Borrowings for the last five (5) RFR Business Days for which Adjusted Daily Simple RFR for Pound Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pound Sterling on the last RFR Business Day in such period, (b) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBO Rate for the last five (5) Business Days for which the EURIBO Rate was available (excluding, from such averaging, the highest and the lowest EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro on the last Business Day in such period and (c) any other Alternative Currency determined after the Effective Date, an adjustment as determined by the Administrative Agent in its reasonable good faith discretion designed to represent the reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (i)(B) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“Change in Control” means that (a) any Person or group of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding common stock of the Company or (b) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the board of directors of the Company (which, for the purpose of this definition, shall be deemed not to mean any committee of the board of directors of the Company).

“Change in Law” means the occurrence, after the date of this Agreement (or, with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“CLO” has the meaning assigned to such term in Section 12.04.

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“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Combination” has the meaning assigned to such term in Section 2.08(c).

“Combined Lender” has the meaning assigned to such term in Section 2.08(c).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate Dollar Amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.25 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01A, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 12.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $2,000,000,000.

“Commitment Fee Rate” has the meaning assigned to such term in Section 2.21.

“Commitment Termination Date” means June 2, 2025.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to Section 9.11(c), including through an Approved Electronic Platform.

“Company” means Cummins Inc., an Indiana corporation.

“Consolidated” means, as applied to any financial or accounting term with respect to any Person, such term determined on a consolidated basis in accordance with GAAP for such Person and all consolidated subsidiaries thereof.

“Consolidated Net Debt” means Total Debt, minus (i) domestic cash and cash equivalents that are unrestricted and unencumbered (except for the Liens contemplated in clause (x) below) and (ii) foreign cash and cash equivalents that are unrestricted, unencumbered (except for the Liens contemplated in clause (x) below) and freely transferable to the United States (it being understood and agreed that the transfer of cash and cash equivalents being subject to (a) any procedures or limitations which are solely within the control of the Company or applicable Subsidiary, (b) any approval, filing, consent or the like of any third party or Governmental Authority (1) that is merely of a routine or administrative nature, (2) that is routinely and ordinarily provided or accepted by such third party or Governmental Authority in the ordinary course and (3) the most recent of which, at the time of determination, has not been denied or rejected by such third party or Governmental Authority and/or (c) the imposition of any nominal governmental stamp, documentary or similar nominal tax, charge or similar levy, in each case, shall not cause such cash and cash equivalents not to be “unrestricted, unencumbered and freely transferable” within the meaning of the foregoing), in each case, to the extent such cash and cash equivalents (x) are not subject to a Lien in favor of any creditor (other than any Lien of the type contemplated by Sections 6.01(a) and 6.01(r)) and (y) exceed, in the aggregate after giving effect to clause (i), $250,000,000.

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“Consolidated Subsidiary” means, at any date, any Subsidiary or other entity the accounts of which would be Consolidated with those of the Company in its Consolidated financial statements if such statements were prepared as of such date.

“Consolidated Total Capital” means, with respect to the Company on any date, the sum of (x) Consolidated Net Debt plus (y) consolidated shareholders’ equity of the Company and its Subsidiaries (including, for the avoidance of doubt, noncontrolling interests), Consolidated in accordance with GAAP (excluding for this purpose the impact of accumulated other comprehensive income or loss) (provided that, for purposes hereof, such consolidated shareholders’ equity shall be calculated without giving effect to the non-cash effects of Accounting Standards Codification Topic 715, Compensation—Retirement Benefits (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect), arising from the termination of any pension plan or change in pension accounting method), in each case determined as of such date.

“Continuing Director” means any member of the board of directors of the Company who is (i) a director of the Company on the date of this Agreement, (ii) nominated by the board of directors of the Company or (iii) appointed or otherwise approved by directors referred to in clauses (i) and (ii).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

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“Covered Party” has the meaning assigned to it in Section 12.17.

“Credit Party” means the Company and each other Borrower.

“Daily Simple ESTR” means, with respect to any Swingline Loan requested in Euro for any Business Day, an interest rate per annum equal to the greater of (a) ESTR based on the published rate of ESTR as of the Business Day of such request and (b) 0%. Any change in Daily Simple ESTR due to a change in ESTR shall be effective from and including the effective date of such change in ESTR without notice to any Borrower.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Pound Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Dollars (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate), Daily Simple SOFR.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such date, a “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company. If by 5:00 p.m. (New York City time) on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), with respect to any Swingline Loan denominated in Pound Sterling, an interest rate per annum equal to the greater of (a) SONIA for the day that is one Business Day prior to (1) if such SONIA Interest Day is a RFR Business Day, such SONIA Interest Day and (2) if such SONIA Interest Day is not a RFR Business Day, the RFR Business Day immediately preceding such SONIA Interest Day and (b) 0%. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to any Borrower.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund all or any portion of its Loans, (ii) fund all or any portion of its participations in Swingline Loans or (iii) pay over to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s reasonable determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or the Administrative Agent and the Company in writing, or has made a public statement to the effect, that it does not intend or expect to comply with all or any portion of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s reasonable determination that a condition precedent (specifically identified and including the particular default, if any) to funding under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Company’s receipt of such certification in form and substance satisfactory to it, or (d) has become (or has a Parent that has become) the subject of a Bankruptcy Event and/or a Bail-In Action.

“Disqualified Institution” has the meaning assigned to such term in Section 12.04.

“Documentation Agents” means each of Citibank, N.A., The Hongkong and Shanghai Banking Corporation Limited and ING Bank N.V., Dublin Branch in its capacity as documentation agent in respect of this Agreement.

“Dollars” or “$” refers to lawful money of the United States of America.

“Dollar Amount” of any amount of any currency means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate.

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“Dollar-Denominated Loan” means a Loan that is made in Dollars.

“Dollar-Denominated Revolving Borrowing” means a Revolving Borrowing denominated in Dollars.

“Domestic Lending Office” means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

“DQ List” has the meaning assigned to such term in Section 12.04(g)(iv).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 12.02).

“Election to Participate” means an Election to Participate substantially in the form of Exhibit D.

“Election to Terminate” means an Election to Terminate substantially in the form of Exhibit E.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Subsidiary” means any Wholly-Owned Consolidated Subsidiary organized under the laws of an Approved Jurisdiction (i) as to which an Election to Participate shall have been delivered to the Administrative Agent and (ii) as to which an Election to Terminate with respect to such Election to Participate shall not have been delivered to the Administrative Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Wholly-Owned Consolidated Subsidiary and the Company in such number of copies as the Administrative Agent may request. If at any time a Subsidiary theretofore designated as an Eligible Subsidiary no longer qualifies as a Wholly-Owned Consolidated Subsidiary, the Company shall cause to be delivered to the Administrative Agent an Election to Terminate terminating the status of such Subsidiary as an Eligible Subsidiary. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred or the Company’s guarantee thereof. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any Election to Participate or Election to Terminate.

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“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (c) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (d) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (e) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (f) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” within the meaning of Title IV of ERISA or in “endangered” or in “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (g) a determination that any Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (h) the conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan; (i) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; or (j) a Foreign Plan Event.

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“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.

“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“ESTR Loans” means a Loan that bears interest at a rate based on Daily Simple ESTR.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro and for any Interest Period, the EURIBO Screen Rate, two (2) TARGET Days prior to the commencement of such Interest Period.

“EURIBO Screen Rate” means the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for Euro for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another commercially recognized page or service displaying the relevant rate after consultation with the Borrower.

“Euro” means the single currency of the Participating Member States.

“Event of Default” has the meaning assigned to such term in Article 8.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America, or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)), any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new Applicable Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.16(a) or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.16(e), (f) and (g), and (d) Taxes resulting from FATCA.

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“Existing Credit Agreement” is defined in the recitals hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or Vice President – Treasury and Tax.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, each Adjusted Daily Simple RFR or the Central Bank Rate shall be 0%.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction outside the United States.

“Foreign Plan” shall mean any benefit plan maintained or contributed to by the Company or any Subsidiary that, under applicable law other than the laws of the United States or any political subdivision thereof, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

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“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority; (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments; (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan; (d) the incurrence of any liability by the Company or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein; or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by the Company or any Subsidiary, or the imposition on the Company or any Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.

“GAAP” means generally accepted accounting principles in the United States as described in Section 1.04.

“Governmental Authority” means the government of the United States of America, any other nation, any supranational body or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Guarantee” of or by any Person means, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that, the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. It is understood and agreed that the amount of any Guarantee of or by any Person shall be deemed to be the lower of (a) the amount of Indebtedness in respect of which such Guarantee exists and (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Increasing Lender” has the meaning assigned to such term in Section 2.25.

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“Increasing Lender Supplement” means a supplement to this Agreement substantially in the form of Exhibit G attached hereto.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.25.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.25.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances and (i) net obligations under Swap Agreements. The Indebtedness of any Person shall also include the Indebtedness of any partnership in which such Person is a general partner, except to the extent that recourse against such general partner (as a general partner) has been contractually waived or limited. Notwithstanding the foregoing, the term “Indebtedness”, in respect of the Company and its Subsidiaries, shall not include (i) deferred compensation and employee benefit obligations for officers and employees of the Company or any of its Subsidiaries, (ii) trade and similar payables and accrued expenses or liabilities incurred in the ordinary course of business, (iii) any customary earnout or holdback in connection with an acquisition not prohibited by this Agreement, (iv) any obligations in respect of customer advances held in the ordinary course of business, (v) performance bonds, performance guarantees or similar obligations (or contingent reimbursement obligations in respect of bank guarantees or letters of credit in lieu thereof) entered into in the ordinary course of business, (vi) any Indebtedness that has been discharged, defeased and/or redeemed, provided that funds in an amount equal to all such Indebtedness (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such discharge, defeasance and/or redemption) have been irrevocably deposited with a trustee for the benefit of the relevant holders of such Indebtedness or (vii) interest, fees, make-whole amounts, premiums, charges or expenses, if any, relating to the principal amount of Indebtedness. If any Indebtedness is limited to recourse against a particular asset or assets of a Person, the amount of the corresponding Indebtedness shall be equal to the lesser of the amount of such Indebtedness and the fair market value of such asset or assets, as determined by the Company in good faith, at the date for determination of the amount of such Indebtedness. For all purposes of this Agreement, the amount of Indebtedness of the Company and its Subsidiaries shall be calculated without duplication of guaranty obligations of the Company or any Subsidiary in respect thereof.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under this Agreement.

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“Indemnitee” has the meaning assigned to such term in Section 12.03(b).

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Parent, (c) the Company, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Institution.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the applicable Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date, and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the applicable Maturity Date.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or such other period of time as is acceptable to each of the Lenders) (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided that: (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Term Benchmark Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Term Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.13(f) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter, other than for purposes of Section 4.02, shall be the effective date of the most recent conversion or continuation of such Borrowing.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association.

“Lender Party” has the meaning assigned to such term in Section 12.15.

“Lender-Related Person” has the meaning assigned to such term in Section 12.03(d).

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“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Liabilities” has the meaning assigned to such term in Section 9.06.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, finance lease or title retention agreement (or any finance lease having substantially the same economic effect as any of the foregoing) relating to such asset, but excluding, for the avoidance of doubt, any operating lease.

“Limited Conditionality Acquisition” has the meaning assigned to such term in Section 2.25.

“Limited Conditionality Acquisition Agreement” has the meaning assigned to such term in Section 2.25.

“Loan Documents” means this Agreement, any amendment thereto, each Election to Participate and any promissory notes issued to any Lender hereunder.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Material Acquisition” means any acquisition if the aggregate consideration paid or to be paid (including liabilities to be assumed as part of the purchase consideration) by the Company or a Subsidiary in respect of such acquisition is equal to or greater than $350,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company to perform any of its material obligations under the Loan Documents or (c) the validity or enforceability of, or the rights of or remedies available to the Lenders under, the Loan Documents; provided, however, that events, circumstances, changes, effects or conditions with respect to the Company and its Subsidiaries disclosed in any Form 10-K, Form 10-Q or Form 8-K filed by the Company with the Securities and Exchange Commission prior to the Effective Date shall not constitute a “Material Adverse Effect” to the extent so disclosed.

“Maturity Date” means the Commitment Termination Date, unless a Term Loan Election has been made and the Term Loan Conversion Date has occurred, in which case “Maturity Date” means the first anniversary of the Commitment Termination Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate contributes or with respect to which the Company or any ERISA Affiliate has any liability.

23

“Net Debt to Total Capital Ratio” has the meaning assigned to such term in Section 7.01.

“New Lender” has the meaning assigned to such term in Section 2.25.

“New Lender Supplement” means a supplement to this Agreement substantially in the form of Exhibit H attached hereto.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such day for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker unaffiliated with the Administrative Agent of recognized standing selected by it; provided further that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Original Subsidiary Borrower” means each of Cummins EMEA Holdings Limited, a company incorporated under the laws of England and Wales in the United Kingdom, and CMI Netherlands Holdings B.V., a company incorporated under the laws of the Netherlands. The Company may, by delivery to the Administrative Agent of an Election to Terminate, terminate the status of any of the above-listed Subsidiaries as an Original Subsidiary Borrower. The delivery of an Election to Terminate shall not affect any obligation of an Original Subsidiary Borrower theretofore incurred or the Company’s guarantee thereof. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any such Election to Terminate.

“Other Taxes” means any and all present or future stamp, documentary, or filing taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of or registration of, or otherwise with respect to, any Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning set forth in Section 12.04(c).

“Participant Register” has the meaning assigned to such term in Section 12.04(c).

“Participating Member States” means those members of the European Union from time to time which adopt a single, shared currency.

“Payment” has the meaning assigned to such term in Section 9.07(b).

“Payment Notice” has the meaning assigned to such term in Section 9.07(b).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pound Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined reasonably and in good faith by the Administrative Agent) or any similar release by the Board (as determined reasonably and in good faith by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Priority Indebtedness” shall mean, at any time, without duplication, (i) the aggregate principal amount of all Indebtedness of the Company then outstanding which Indebtedness is secured by Liens on property and assets of the Company or any Subsidiary (other than Indebtedness secured by Liens described in (a) through (l) of Section 6.01), and (ii) the aggregate principal amount of all outstanding Indebtedness of all Subsidiaries (other than (x) Indebtedness hereunder, (y) Indebtedness of Subsidiaries payable to the Company or any Wholly-Owned Consolidated Subsidiary and (z) any unsecured Guarantee of Indebtedness issued by the Company; provided that such Subsidiary shall also have guaranteed the obligations hereunder on or prior to the date on which such Guarantee is given).

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“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 12.17.

“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (ii) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time two (2) TARGET Days preceding the date of such setting, (iii) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior to such setting, (iv) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four (4) RFR Business Days prior to such setting or (v) if such Benchmark is none of the Term SOFR Rate, Daily Simple SOFR, the EURIBO Rate or SONIA, the time determined by the Administrative Agent in its reasonable good faith discretion.

“Register” has the meaning set forth in Section 12.04(b)(iv).

“Regulation D” shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pound Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto or (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

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“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBO Rate or (iii) with respect to any RFR Borrowing denominated in Pound Sterling or Dollars, the Daily Simple RFR, in each case, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate or (ii) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBO Screen Rate, as applicable.

“Replacement Lender” has the meaning assigned to such term in Section 2.08(c).

“Required Lenders” means, subject to Section 2.23, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article 8 or the Commitments terminating or expiring, Lenders having Revolving Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and Unfunded Commitments at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Article 8, the Unfunded Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Article 8 or the Commitments expire or terminate, Lenders having Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposure; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.23 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unused Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is the Company or an Affiliate of the Borrower shall be disregarded.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Retired Commitments” has the meaning assigned to such term in Section 2.08(c).

“Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding Dollar Amount of such Lender’s Revolving Loans and the aggregate Dollar Amount of its Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.03.

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“RFR” means, for any RFR Loan denominated in (a) Pound Sterling, SONIA and (b) Dollars (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate), Daily Simple SOFR, and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the applicable Adjusted Daily Simple RFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Pound Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“RFR Margin” has the meaning assigned to such term in Section 2.21.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person that is the subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of State or by the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or Canada, (b) any Person organized or resident in a Sanctioned Country in violation of Sanctions and (c) any Person 50% or greater owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).

“Sanctions” means economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, Canada or His Majesty’s Treasury of the United Kingdom.

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“Significant Subsidiary” means any Subsidiary (which term, as used in this definition, includes such Subsidiary’s subsidiaries) which meets any of the following conditions:

(i)              the Company’s and the other Subsidiaries’ outstanding investments in and advances to such Subsidiary exceed 10% of the Consolidated total assets of the Company, in each case as of the end of the most recently completed fiscal year of the Company for which financial statements have been delivered pursuant to Section 5.04(a);

(ii)            the total assets (after intercompany eliminations) of such Subsidiary exceed 10% of the Consolidated total assets of the Company as of the end of the most recently completed fiscal year of the Company for which financial statements have been delivered pursuant to Section 5.04(a);

(iii)           the net sales of such Subsidiary (after intercompany eliminations) exceed 10% of the Consolidated net sales of the Company for the most recently completed fiscal year of the Company for which financial statements have been delivered pursuant to Section 5.04(a); or

(iv)           any Subsidiary with or into which a Significant Subsidiary is merged or which has acquired all or substantially all the assets of a Significant Subsidiary in either case pursuant to a transaction permitted by Section 6.02; provided, however, that such Subsidiary shall cease to be a Significant Subsidiary at the time of delivery pursuant to Section 5.04(a) of financial statements covering the fiscal year in which such transaction occurred unless one of the conditions set forth in clauses (i), (ii) or (iii) above is satisfied with respect to such Subsidiary.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

29

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Borrower” means each Original Subsidiary Borrower and each Eligible Subsidiary, and “Subsidiary Borrowers” means all or any combination of the foregoing as the context may require.

“Supported QFC” has the meaning assigned to it in Section 12.17.

“Surviving Commitment” has the meaning assigned to such term in Section 2.08(c).

“Surviving Lender” has the meaning assigned to such term in Section 2.08(c).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swingline Commitment” means as to any Lender (i) the amount set forth opposite such Lender’s name on Schedule 2.01B hereof, as such amount may be increased from time to time upon request of the Borrower with the written consent of such Lender, (ii) if such Lender has been designated as a Swingline Lender pursuant to Section 2.04(d), the amount set forth in the written agreement among such Lender, the Company and the Administrative Agent setting forth such designation or (iii) if such Lender has entered into an Assignment and Assumption, the amount set forth for such Lender as its Swingline commitment in the Register maintained by the Administrative Agent pursuant to Section 12.04(b)(iv).

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“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum, without duplication, of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.23 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.

“Swingline Lender” means (a) each of JPMCB, BofA, Citibank, N.A. or any of its affiliates, The Hongkong and Shanghai Banking Corporation Limited and ING Bank N.V., Dublin Branch in its capacity as lender of Swingline Loans hereunder and (b) any other Lender that is designated as a Swingline Lender in accordance with Section 2.04(d).

“Swingline Lending Office” means, as to each Swingline Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Swingline Lending Office) or such other office as such Swingline Lender may hereafter designate as its Swingline Lending Office by notice to the Company and the Administrative Agent.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndication Agent” means BofA in its capacity as syndication agent in respect of this Agreement.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement, such determination to be consistent with such determination generally under other syndicated credit facilities for which it acts as administrative agent) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate (except pursuant to clause (c) of the definition of “Alternate Base Rate”) or the Adjusted EURIBO Rate.

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“Term Benchmark Lending Office” means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Term Benchmark Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Term Benchmark Lending Office by notice to the Company and the Administrative Agent; provided that any Lender may from time to time by notice to the Borrower and the Administrative Agent designate separate Term Benchmark Lending Offices for its Loans in different currencies and/or to different Borrowers, in which case all references herein to the Term Benchmark Lending Office of such Lender shall be deemed to refer to any or all of such offices, as the context may require.

“Term Benchmark Margin” has the meaning assigned to such term in Section 2.21.

“Term Loan” means a Revolving Loan converted into a term loan under Section 2.09(a).

“Term Loan Conversion Date” has the meaning assigned to it in Section 2.09(a).

“Term Loan Election” has the meaning assigned to it in Section 2.09(a).

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified reasonably and in good faith by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Total Debt” means, with respect to the Company on any date, all indebtedness for borrowed money of the Company and its Subsidiaries, Consolidated in accordance with GAAP, excluding, for the avoidance of doubt, intercompany indebtedness.

“Total Revolving Credit Exposure” means, at any time, the outstanding principal amount of the Revolving Loans and Swingline Loans at such time.

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“Trade Date” has the meaning assigned to such term in Section 12.04(g)(i).

“Transactions” means the execution, delivery and performance by the Credit Parties of the Loan Documents and the borrowing of Loans hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Alternate Base Rate, the Adjusted Daily Simple RFR, Daily Simple ESTR, Daily Simple SONIA or the Central Bank Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Credit Exposure.

“United States” or “U.S.” means the United States of America, including the States thereof and the District of Columbia, but excluding its territories and possessions.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 12.17.

“Wholly-Owned Consolidated Subsidiary” means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares) are at the time owned by the Company or one or more Wholly-Owned Consolidated Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” has the meaning assigned to such term in Section 2.16(a).

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“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.         Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or a “Term Loan”) or by Type (e.g., an “ABR Loan” or a “Term Benchmark Loan”) or by Class and Type (e.g., an “ABR Revolving Loan” or an “ABR Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or a “Term Loan Borrowing”) or by Type (e.g., an “ABR Borrowing” or a “Term Benchmark Borrowing”) or by Class and Type (e.g., an “ABR Revolving Borrowing” or an “ABR Term Loan Borrowing”).

Section 1.03.         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall” and the word “permit” shall be construed to have the same meaning and effect as the word “suffer”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04.         Accounting Terms; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any provision hereof to eliminate the effect of any change in GAAP or in the application thereof (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein (including computations in respect of compliance with Section 7.01) shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) with obligations relating to leases characterized as “operating leases” as of the Effective Date excluded from Indebtedness regardless of whether they are capitalized on the balance sheet (it being understood and agreed, for the avoidance of doubt, financial statements delivered pursuant to Sections 5.04(a) and 5.04(b) shall be prepared without giving effect to this sentence).

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Section 1.05.         Amendment and Restatement of the Existing Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All “Loans” (the “Existing Loans”) made and obligations and liabilities of the Borrowers incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans and obligations and liabilities of the Borrowers under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Credit Exposure and outstanding Revolving Loans hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Revolving Credit Exposures on the Effective Date (without the necessity of executing and delivering any Assignment and Assumption or the payment of any processing or recordation fee) and (c) the Company hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Term Benchmark Loans and such reallocation described above, in each case on the terms and in the manner set forth in Section 2.15 hereof.

Section 1.06.         Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability (other than, for the avoidance of doubt, in each case with respect to its obligation to apply the definition of such rate in accordance with its terms and comply with its obligations in Article II (including Section 2.13) of this Agreement). The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services commonly used in the banking industry for such purposes in its reasonable good faith discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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Section 1.07.         Certain Calculations. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Articles 6 and 8 under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of the Company immediately preceding the fiscal quarter of the Company in which the applicable transaction or occurrence requiring a determination occurs.

Section 1.08.         Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Article 2
The Credits

Section 2.01.         Commitments. Subject to the terms and conditions set forth herein, each Lender severally and not jointly agrees to make Revolving Loans denominated in Dollars or in an Alternative Currency as the applicable Borrower elects pursuant to Section 2.03 to such Borrower from time to time during the Availability Period; provided that, immediately after each such Loan is made, the amount of each Lender’s Revolving Credit Exposure shall not exceed such Lender’s Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Revolving Loans.

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Section 2.02.         Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Each Lender may, at its option, make any Loan available to any foreign Subsidiary Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such foreign Subsidiary Borrower to repay such Loan in accordance with the terms of this Agreement.

(b)         Subject to Section 2.13, each Revolving Borrowing shall be comprised (i) in the case of Revolving Borrowings in Dollars, entirely of ABR Loans or Term Benchmark Loans and (ii) in the case of Revolving Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)         At the time that any Revolving Borrowing is made, such Borrowing shall be (i) in the case of a Dollar-Denominated Revolving Borrowing, in an aggregate Dollar Amount that is not less than $10,000,000 and an integral multiple of $1,000,000 and (ii) in the case of a Borrowing denominated in an Alternative Currency, in an aggregate amount in such Alternative Currency that is not less than 10,000,000 units of such Alternative Currency and an integral multiple of 1,000,000 units of such Alternative Currency; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Swingline Loan shall be in a Dollar Amount that is an integral multiple of $100,000 and not less than $500,000, or, in the case of a Swingline Loan denominated in an Alternative Currency, in an amount in such Alternative Currency that is an integral multiple of 100,000 units of such Alternative Currency and not less than 500,000 units of such Alternative Currency. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen Term Benchmark Borrowings or RFR Borrowings outstanding.

(d)         Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03.         Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request (a) in the case of a Term Benchmark Borrowing denominated in Dollars or Euro, by irrevocable written notice (via a written Borrowing Request) not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an RFR Borrowing denominated in Pound Sterling, by irrevocable written notice (via a written Borrowing Request) not later than 11:00 a.m., New York City time, five Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, by irrevocable written notice (via a written Borrowing Request) not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Financial Officer of the applicable Borrower; provided that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

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(i)          the currency and the aggregate amount (in such currency) of the requested Borrowing;

(ii)         the date of such Borrowing, which shall be a Business Day;

(iii)        whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing;

(iv)        in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)         the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Revolving Borrowing denominated in Dollars is specified, then the requested Revolving Borrowing shall be a Term Benchmark Borrowing with an Interest Period of one month’s duration. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding the foregoing, in no event shall the Borrowers be permitted to request pursuant to this Section 2.03 a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that a Central Bank Rate and, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, Daily Simple SOFR shall only apply to the extent provided in Sections 2.07(e) (solely with respect to the Central Bank Rate), 2.13(a) and 2.13(f), as applicable).

Section 2.04.         Swingline Loans. (a) Subject to the terms and conditions set forth herein, each Swingline Lender severally agrees to make Swingline Loans to any Borrower in an Alternative Currency or in Dollars, as the Borrower elects, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by any Swingline Lender exceeding a Dollar Amount equal to such Swingline Lender’s Swingline Commitment or such higher amount as the applicable Swingline Lender may agree in writing, (ii) any Lender’s Revolving Credit Exposure exceeding its Commitment, (iii) the aggregate principal amount of the outstanding Swingline Loans exceeding $300,000,000 or (iv) the Total Revolving Credit Exposure of all Lenders exceeding the total Commitments; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

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(b)         To request a Swingline Loan, the Borrower shall notify the applicable Swingline Lender (with a copy to the Administrative Agent) of such request by irrevocable written notice (via a written Borrowing Request), (i) in the case of a Borrowing denominated in an Alternative Currency, at its applicable office (as set forth in Section 12.01) no later than 10:00 a.m. London time on the date of the proposed Swingline Loan (provided that the Borrower shall confirm such request by facsimile (or electronic communication, if arrangements for doing so have been approved by the applicable Swingline Lender) no later than 10:00 a.m. London time on the date of the proposed Swingline Loan), and (ii) in the case of a Borrowing denominated in Dollars, not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), currency and amount of the requested Swingline Loan and the location and number of the Borrower’s account to which the funds are to be disbursed. Each Swingline Lender shall make each Swingline Loan to be made by it available to the Borrower by means of a credit to the account designated by the Borrower for such purpose by (i) 4:00 p.m. London time, in the case of Alternative Currency Loans and (ii) 4:00 p.m., New York City time, in the case of Dollar-Denominated Loans, on the requested date of such Swingline Loan.

(c)         Any Swingline Lender may by written notice given to the Administrative Agent not later than (i) 10:00 a.m., London time, on any Business Day, in the case of Alternative Currency Loans or (ii) 10:00 a.m., New York City time, on any Business Day, in the case of Dollar-Denominated Loans, require the Lenders to acquire participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of such Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lender. Any amounts received by such Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

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(d)         The Company may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and the relevant Lender, designate one or more additional Lenders to act as a Swingline Lender under the terms of this Agreement. Any Lender designated as a Swingline Lender pursuant to this Section 2.04(d) who agrees in writing to such designation shall be deemed to be a “Swingline Lender” (in addition to being a Lender) in respect of Swingline Loans made or to be made by such Lender.

(e)         Any Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent (such agreement not to be unreasonably withheld, conditioned or delayed), and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the relevant Swingline Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(f)         Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.04(e) above.

Section 2.05.         [Reserved].

Section 2.06.         Funding of Borrowings. (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer:

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(i)          if such Borrowing is to be made in Dollars, not later than 12:00 noon (New York City time), in funds immediately available in New York City, to the account of the Administrative Agent most recently designated for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04; or

(ii)         if such Borrowing is to be made in an Alternative Currency, not later than 12:00 noon (New York City time), in such Alternative Currency (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Administrative Agent as shall have most recently been designated by the Administrative Agent for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.

The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

Each Lender may, at its option, make any Loan available to any Borrower not organized in the United States by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.

(b)         Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable under this Agreement to such Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07.         Interest Elections. (a) Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert any Revolving Borrowing or, from and after the Term Loan Conversion Date, any Term Loan Borrowing to a different Type or to continue any such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of any affected Revolving Borrowing or, if applicable, Term Loan Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

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(b)         To make an election pursuant to Section 2.07(a) in respect of a Revolving Borrowing or a Term Loan Borrowing, the applicable Borrower shall notify the Administrative Agent of such election by irrevocable written notice (via a written Interest Election Request) by the time that a Borrowing Request for a Revolving Borrowing would be required under Section 2.03 if such Borrower were requesting a Dollar-Denominated Loan of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Financial Officer of the applicable Borrower; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c)         Each Interest Election Request shall specify the following information:

(i)          the Revolving Borrowing or Term Loan Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to paragraphs (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing; and

(iv)        if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Notwithstanding the foregoing, in no event shall the Borrowers be permitted to request pursuant to this Section 2.07(c) a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that a Central Bank Rate and, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, Daily Simple SOFR shall only apply to the extent provided in Sections 2.07(e) (solely with respect to the Central Bank Rate), 2.13(a) and 2.13(f), as applicable).

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(d)         Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)         If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Term Benchmark Borrowing in Dollars with an Interest Period of one month’s duration. If the relevant Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing denominated in an Alternative Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, such Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. If the relevant Borrower fails to deliver a timely and complete Interest Election Request with respect to an RFR Borrowing in an Alternative Currency prior to the Interest Payment Date therefor, then, unless such RFR Borrowing is repaid as provided herein, such Borrower shall be deemed to have selected that such RFR Borrowing shall automatically be continued as an RFR Borrowing in its original Agreed Currency bearing interest at a rate based upon the applicable Daily Simple RFR as of such Interest Payment Date. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid, (x) (A) each Term Benchmark Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) each RFR Borrowing denominated in Dollars shall be converted to an ABR Borrowing immediately and (y) each Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent reasonably and in good faith determines (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans or RFR Loans denominated in any Alternative Currency shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of such Alternative Currency) at the end of the Interest Period or on the Interest Payment Date, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period or on the Interest Payment Date, as applicable, in full; provided that if no election is made by the relevant Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, such Borrower shall be deemed to have elected clause (A) above.

Section 2.08.         Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

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(b)         The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, (A) any Lender’s Revolving Credit Exposure would exceed its Commitment or (B) the Total Revolving Credit Exposure of all Lenders would exceed the total Commitments.

(c)         Notwithstanding the foregoing, upon the acquisition of one Lender by another Lender, or the merger, consolidation or other combination of any two or more Lenders (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Lender which is a party to such Combination being hereinafter referred to as a “Combined Lender”), the Company may notify the Administrative Agent that it desires to reduce the Commitment of the Lender surviving such Combination (the “Surviving Lender”) to an amount equal to the Commitment of that Combined Lender which had the largest Commitment of each of the Combined Lenders party to such Combination (such largest Commitment being the “Surviving Commitment” and the Commitments of the other Combined Lenders being hereinafter referred to, collectively, as the “Retired Commitments”). If the Required Lenders (determined as set forth below) and the Administrative Agent agree to such reduction in the Surviving Lender’s Commitment, then (i) the aggregate amount of the Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination (or such later date as the Company may specify in its request), provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Loans and funded participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder of each of the Combined Lenders other than the Combined Lender whose Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Lender shall have no obligation with respect to the Retired Commitments, and (iii) the Company shall notify the Administrative Agent whether it wants such reduction to be a permanent reduction or a temporary reduction. If such reduction is to be a temporary reduction, then the Company shall be responsible for finding one or more financial institutions (which for the avoidance of doubt may be an existing Lender) (each, a “Replacement Lender”), acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned or delayed), willing to assume the obligations of a Lender hereunder with aggregate Commitments up to the amount of the Retired Commitments. The Administrative Agent may require the Replacement Lenders to execute such documents, instruments or agreements as the Administrative Agent reasonably deems necessary or desirable to evidence such Replacement Lenders’ agreement to become parties hereunder. For purposes of this Section 2.08(c), Required Lenders shall be determined as if the reduction in the aggregate amount of the Commitments requested by the Company had occurred (i.e., the Combined Lenders shall be deemed to have a single Commitment equal to the Surviving Commitment and the aggregate amount of the Commitments shall be deemed to have been reduced by the Retired Commitments).

(d)         The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other matters specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under this Section 2.08 shall be made ratably among the Lenders in accordance with their respective Commitments.

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Section 2.09.         Repayment of Loans; Term Loan Conversion; Evidence of Debt.

(a)         The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Administrative Agent for the account of the relevant Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Maturity Date and the date which is 15 Business Days after such Swingline Loan is made. The Company may, by written notice to the Administrative Agent given not fewer than 10 Business Days prior to the Commitment Termination Date, elect (such election, the “Term Loan Election”), effective as of the Commitment Termination Date (the “Term Loan Conversion Date”), to convert all or a ratable portion of the Revolving Loans outstanding on the Term Loan Conversion Date into Term Loans which the applicable Borrower shall repay in full ratably to the Lenders on the first anniversary of the Commitment Termination Date; provided that the Term Loan Election may not be exercised unless the conditions set forth in Section 4.04 are satisfied on the Term Loan Conversion Date. The conversion notice delivered by the Company shall specify: (x) the Type of the Term Loan Borrowing effective on the Term Loan Conversion Date and (y) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto. In the event that less than all of the Revolving Loans outstanding on the Commitment Termination Date are converted into Term Loans pursuant to this Section 2.09(a), any outstanding Revolving Loans not so converted shall be repaid in full on the Commitment Termination Date. The aggregate Commitment will terminate on the Commitment Termination Date and all commitment fees pursuant to Section 2.11(a) shall cease to accrue on the Commitment Termination Date. All Revolving Loans converted into Term Loans pursuant to this Section 2.09(a) shall continue to constitute Loans following the Term Loan Conversion Date except that the Borrowers may not thereafter reborrow pursuant to Section 2.01 after all or any portion of such Loans have been prepaid pursuant to Section 2.10 on or after the Commitment Termination Date.

(b)         Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)         The Administrative Agent shall maintain accounts in which it shall record (i) the currency and amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

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(d)         The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e)         Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, such Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

Section 2.10.         Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b)         The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing denominated in Dollars or Euro, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an RFR Borrowing, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Revolving Borrowing or ABR Term Loan Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time (London time if such Swingline Loan is denominated in Alternative Currencies or made to a Borrower other than the Company), on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, (A) if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 and (B) a notice of prepayment by any Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other matters specified therein, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Revolving Borrowing or a Term Loan Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing or Term Loan Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment under this Section 2.10 shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) break funding payments required by Section 2.15.

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Section 2.11.         Fees. (a) Subject to Section 2.23, the Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee in Dollars, which shall accrue at the Applicable Rate on the daily unused amount of the Commitment of such Lender (other than a Defaulting Lender and disregarding, solely for purposes of computation of such fee, outstanding Swingline Loans) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the fifteenth (15th) day following the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. If the date on which accrued commitment fees are payable is not a Business Day, the date for payment of such fees shall be extended to the next succeeding Business Day. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Commitments terminate).

(b)         All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid in accordance with this Section 2.11 shall not be refundable under any circumstances.

Section 2.12.         Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)         The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate or the Adjusted EURIBO Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)         Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple RFR plus the Applicable Rate.

(d)         The Loans comprising each Swingline Borrowing shall bear interest, at the election of the applicable Borrower, at (w) solely in the case of Swingline Loans denominated in Dollars, the Alternate Base Rate plus the Applicable Rate, (x) solely in the case of Swingline Loans denominated in Euro, Daily Simple ESTR plus the Applicable Rate for RFR Loans (y) solely in the case of Swingline Loans denominated in Pound Sterling, Daily Simple SONIA plus the Applicable Rate for RFR Loans, or (z) prior to any funding by the Lenders of their participations therein pursuant to Section 2.04(c), at such other rate as shall from time to time be agreed between the applicable Swingline Lender and the applicable Borrower.

(e)         Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

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(f)         Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, on the Maturity Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(g)         All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Daily Simple RFR with respect to Pound Sterling or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBO Rate, EURIBO Rate, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

Section 2.13.         Alternate Rate of Interest.

(a)         Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.13:

(i)         if the Administrative Agent determines (which determination shall be conclusive and binding absent demonstrable error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted EURIBO Rate or the EURIBO Rate (including because the Relevant Screen Rate is not available or published on a current basis) for the applicable currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency; or

(ii)         if the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Adjusted EURIBO Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and for such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency;

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then the Administrative Agent shall give notice (in reasonable detail) thereof to the applicable Borrower and the Lenders of the applicable Class prior to the commencement of such Interest Period by telephone, facsimile or email in accordance with Section 9.01 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the applicable Borrower and the Lenders of the applicable Class that the circumstances giving rise to such notice no longer exist (which notice the Administrative Agent hereby agrees to provide promptly after its determination of such circumstances ceasing to exist) with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar-denominated Borrowings is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar-denominated Borrowings also is the subject of Section 2.13(a)(i) or (ii) above and (B) for Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the applicable Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be given by the Administrative Agent promptly after such circumstances cease to exist) with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar-denominated Borrowings is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar-denominated Borrowings also is the subject of Section 2.13(a)(i) or (ii) above, on such day and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in such Alternative Currency shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in such Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at such Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Alternative Currency) immediately or (B) be prepaid in full immediately.

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(b)         Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)         In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)         The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Except as expressly provided in this Agreement, any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent demonstrable error and may be made in its or their sole reasonable good faith discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

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(e)         Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or the EURIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service commonly used in the banking industry for such purpose that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and consistent with such selection generally under other substantially similar syndicated credit facilities for which it acts as administrative agent or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)         Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, and until a Benchmark Replacement is determined in accordance with this Section 2.13, the applicable Borrower may revoke any request for (i) a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) an RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, either (x) such Borrower will be deemed to have converted any request for a Term Benchmark Borrowing or RFR Borrowing, as applicable, denominated in Dollars into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar-denominated Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar-denominated Borrowings is the subject of a Benchmark Transition Event or (y) any request for a Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.13, (A) for Loans denominated in Dollars any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar-denominated Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar-denominated Borrowings is the subject of a Benchmark Transition Event, on such day and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at such Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Alternative Currency) immediately or (B) be prepaid in full immediately.

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Section 2.14.         Increased Costs. (a) If any Change in Law shall

(i)          impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or its Applicable Lending Office (except any such reserve requirement reflected in the Adjusted EURIBO Rate); or

(ii)         impose on any Lender (or its Applicable Lending Office) or the applicable offshore interbank market for the applicable Agreed Currency any other condition affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender (or its Applicable Lending Office) of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) (whether of principal, interest or otherwise), then the Company will pay (or will cause the relevant Borrower to pay) to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)         If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Swingline Loans held by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay (or will cause the relevant Borrower to pay) to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

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(c)         If a Change in Law shall subject any Lender to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations hereunder, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(d)         A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section and the calculation of such amount or amounts in reasonable detail shall be delivered to the Company and shall be conclusive absent clearly demonstrable error; provided that such Lender shall not be required to disclose any information to the extent prohibited by law or regulation. The Company or the relevant Borrower, as the case may be, shall pay such Lender the amount in respect of any such certificate free of clearly demonstrable error within 15 days after receipt thereof. In requesting any compensation pursuant to this Section, each Lender will use good faith efforts to treat the applicable Borrower in substantially the same manner as such Lender treats other similarly situated borrowers under similar circumstances.

(e)         Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s claim to receive compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15.         Break Funding Payments.

(a)         With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d) or (v) the failure by any Borrower to make any payment of any Loan (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the relevant Borrower shall compensate each Lender for the loss (excluding loss of margin), cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the calculation of such amount or amounts in reasonable detail shall be delivered to the Borrower and shall be conclusive absent clearly demonstrable error. The Borrower shall pay such Lender the amount shown as due on any such certificate free of clearly demonstrable error within 10 days after receipt thereof.

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(b)         With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (ii) the failure to borrow, convert, continue or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d) or (iv) the failure by any Borrower to make any payment of any Loan (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the calculation of such amount or amounts in reasonable detail shall be delivered to the Borrower and shall be conclusive absent clearly demonstrable error. The Borrower shall pay such Lender the amount shown as due on any such certificate free of clearly demonstrable error within 10 days after receipt thereof.

Section 2.16.         Taxes. (a) Any and all payments by or on account of any obligation of any Credit Party under the Loan Documents shall be made free and clear of and without deduction for any Taxes, except as required by applicable law. If any Credit Party or the Administrative Agent (the “Withholding Agent”) shall be required to deduct any Indemnified Taxes or Other Taxes from or in respect of any sum payable under the Loan Documents to any Lender or the Administrative Agent, then (i) the sum payable by such Credit Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Withholding Agent shall make such deductions and (iii) the Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)         In addition, each Credit Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

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(c)         The relevant Credit Party shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Credit Party under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the relevant Credit Party shall not be obligated to indemnify the Administrative Agent or such Lender, as the case may be, pursuant to this Section in respect of penalties, interest or similar liabilities arising therefrom or with respect thereto to the extent such penalties, interest or similar liabilities are attributable to the gross negligence or willful misconduct by the Administrative Agent or such Lender, as the case may be. A certificate as to the amount of such payment or liability delivered to the relevant Credit Party by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent clearly demonstrable error.

(d)         As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)         Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f), (g), (h) and (i) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(f)         Without limiting the foregoing, at the times indicated herein, each Foreign Lender shall, to the extent it is legally entitled to do so, provide the Company and the Administrative Agent with duly and accurately executed originals of Internal Revenue Service form W-8BEN, W-8BEN-E, W-8IMY (accompanied by a form W-8ECI, W-8BEN, W-8BEN-E or W-9 and other certification documents from each beneficial owner, as applicable) or W-8ECI (in each case accompanied by any statements which may be required under applicable Treasury regulations), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to receive payments under this Agreement (i) without deduction or withholding of any United States federal income Taxes or (ii) subject to a reduced rate of United States federal withholding Tax. Such forms shall be provided (x) on or prior to the date of the Lender’s execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof, and on or prior to the date on which it becomes a Lender in the case of each other Lender, and (y) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by the Lender.

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(g)         Any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent), duly and accurately executed originals of Internal Revenue Service form W-9 certifying, to the extent such Lender is legally entitled to do so, that such Lender is not subject to U.S. federal backup withholding Tax. For the avoidance of doubt, such Tax is an “Excluded Tax”.

(h)         If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this Section 2.16(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement, whether or not included in the definition of FATCA.

(i)         Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(j)         If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses with respect to such refund of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

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(k)         Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the applicable Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the such Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (k).

(l)         Each party’s obligations under this Section 2.16 shall survive any assignment of rights by, or the replacement of, a Lender, the resignation or replacement of the Administrative Agent, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under this Agreement.

Section 2.17.         Foreign Subsidiary Costs. If the cost to any Lender of making or maintaining any Loan to a Subsidiary Borrower is increased, or (except as permitted by Section 2.16) the amount of any sum received or receivable by any Lender (or its Applicable Lending Office) is reduced in each case by an amount deemed by such Lender to be material, by reason of the fact that such Subsidiary Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States, the Company shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this Section 2.17 and setting forth the additional amount or amounts to be paid to it hereunder (and a calculation thereof in reasonable detail) shall be delivered to the Company contemporaneously with any such demand and shall be conclusive in the absence of clearly demonstrable error. In requesting any compensation pursuant to this Section, each Lender will use good faith efforts to treat the Company in substantially the same manner as such Lender treats other similarly situated borrowers under similar circumstances.

Section 2.18.         Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment of principal of, and interest on, the Dollar-Denominated Loans, and of fees hereunder, not later than 12:00 noon (New York City time) on the date when due, in Dollars in funds immediately available in New York City. The Borrower shall make each payment of principal of, and interest on, the Alternative Currency Loans denominated in an Alternative Currency in the relevant Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency. Each such payment shall be made without reduction by reason of any set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16, 2.17 and 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

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(b)         If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)         If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)         Unless the Administrative Agent shall have received notice from the Company or the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that a Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

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(e)         If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.06(b), 2.18(d) or 12.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender under this Agreement for the benefit of the Administrative Agent or any Swingline Lender to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.19.         Mitigation Obligations; Replacement of Lenders.

(a)         If any Lender requests compensation under Section 2.14 or 2.17, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14, 2.16 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)         If any Lender or Participant of any Lender requests compensation under Section 2.14 or 2.17, or if any Borrower is required to pay any additional amount to any Lender, any Participant of any Lender or any Governmental Authority for the account of any Lender (or a Participant) pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender or invokes Section 2.22, or if any Lender shall reject a requested additional Approved Jurisdiction or refuse to consent to any waiver, amendment or other modification that would otherwise require such Lender’s consent but to which the Required Lenders have consented, or if the credit (or similar) rating of any Lender (or any Parent thereof) by one or more of S&P or Moody’s or any other nationally recognized statistical rating organization shall at any time be lower than BBB/Baa2 (or the equivalent), or if, as to any Lender, such Lender (or Parent thereof) shall at any time have no credit (or similar) rating in effect by at least one such organization, or if any Lender or its Parent has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur), or if any Lender that is a Swingline Lender shall (A) resign in its capacity as such, (B) fail to promptly approve the assignment of a Commitment that the Administrative Agent has approved as contemplated by clause (i) of the proviso below or (C) fail to promptly approve a New Lender that the Administrative Agent has approved in the case of an increase in the Commitments as contemplated by Section 2.25, or if any Lender is a Disqualified Institution at the time it becomes a Lender or any Lender assigns or participates all or any portion of its Loans and/or Commitments to a Disqualified Institution in violation of Section 12.04, without the written consent of the Borrower, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Swingline Lenders), which consent shall not unreasonably be withheld, conditioned or delayed and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or the relevant Borrower (in the case of all other amounts). Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. Notwithstanding any other provision of this Agreement to the contrary, if a Lender has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur) (each, a “Bail-In Lender”), then the Company may terminate such Bail-In Lender’s Commitment hereunder, provided that (A) no Default or Event of Default shall have occurred and be continuing at the time of such Commitment termination, (B) in the case of a Bail-In Lender, the Company shall concurrently terminate the Commitment of each other Lender that is a Bail-In Lender at such time, (C) the Administrative Agent and the Required Lenders shall have consented to each such Commitment termination (such consents not to be unreasonably withheld, conditioned or delayed, but may include consideration of the adequacy of the liquidity of the Company and its Subsidiaries) and (D) such Bail-In Lender shall have been paid all amounts then due to it under this Agreement and each other Loan Document (which, for the avoidance of doubt, the respective Borrowers may pay in connection with any such termination without making ratable payments to any other Lender (other than another Lender that has a Commitment that concurrently is being terminated under this Section 2.19(b))).

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Section 2.20.         Currency Equivalents. (a) The Administrative Agent shall determine the Dollar Amount of: (i) each Alternative Currency Loan on each of the following: (x) the date of the Borrowing of such Loan and (ii)(A) with respect to any Term Benchmark Loan, each date of a conversion or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); and (ii) any Borrowing, on any additional date as the Administrative Agent may determine at any time when an Event of Default exists. Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (i) and (ii) is herein described as a “Computation Date” with respect to each Loan and/or Borrowing for which a Dollar Amount is determined on or as of such day, and the Administrative Agent shall notify the Company and the Lenders of all such determinations and related computations on such Computation Date.

(b)         If, other than as a result of fluctuations in currency exchange rates, after giving effect to any such determination of a Dollar Amount, the Total Revolving Credit Exposure of all Lenders exceed the aggregate amount of the Commitments or if at any time, solely as a result of fluctuations in currency exchange rates, the aggregate Dollar Amount of Loans exceeds 105% of the aggregate amount of the Commitment, the Borrowers shall within five Business Days prepay outstanding Loans (as selected by the Company and notified to the Lenders through the Administrative Agent not less than three Business Days prior to the date of prepayment) or take other action to the extent necessary to eliminate any such excess.

Section 2.21.         Margin Determinations. The Administrative Agent shall determine the Applicable Rate from time to time in accordance with the provisions set forth below:

The “Term Benchmark Margin” at any date is a rate per annum equal to the then applicable rate set forth in the “Pricing Grid” below under the column headed “Term Benchmark Margin.”

The “RFR Margin” at any date is a rate per annum equal to the then applicable rate set forth in the “Pricing Grid” below under the column headed “RFR Margin.”

The “ABR Margin” at any date is a rate per annum equal to the then applicable rate set forth in the “Pricing Grid” below under the column headed “ABR Margin.”

The “Commitment Fee Rate” at any date is a rate per annum equal to the then applicable rate set forth in the “Pricing Grid” below under the column headed “Commitment Fee.”

Pricing Grid
Pricing Level	Commitment Fee	Term Benchmark Margin	RFR Margin	ABR Margin
I	0.015%	0.450%	0.450%	0.00%
II	0.020%	0.500%	0.500%	0.00%
III	0.025%	0.625%	0.625%	0.00%
IV	0.035%	0.750%	0.750%	0.00%
V	0.050%	0.875%	0.875%	0.00%

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For purposes of the foregoing table, the following terms have the following meanings, subject to the further provisions of this Section:

“Level I Pricing” applies at any date if, at such date, the Company’s senior unsecured long-term debt is rated AA or higher by S&P and Aa2 or higher by Moody’s.

“Level II Pricing” applies at any date if, at such date (i) no better Pricing Level applies and (ii) the Company’s senior unsecured long-term debt is rated AA- by S&P and Aa3 by Moody’s.

“Level III Pricing” applies at any date if, at such date (i) no better Pricing Level applies and (ii) the Company’s senior unsecured long-term debt is rated A+ by S&P and A1 by Moody’s.

“Level IV Pricing” applies at any date if, at such date, (i) no better Pricing Level applies and (ii) the Company’s senior unsecured long-term debt is rated A by S&P and A2 by Moody’s.

“Level V Pricing” applies at any date if, at such date, no other Pricing Level applies.

“Pricing Level” refers to the determination of which of Level I, Level II, Level III, Level IV or Level V Pricing applies at any date. A “better” Pricing Level is one with a lower roman numeral.

“Rating Agency” means S&P or Moody’s (and their successors).

In determining the applicable Pricing Level: (a) if ratings are available from the two Rating Agencies but are not equivalent, then (i) if the ratings differential is one ratings level, the Pricing Level shall be that applicable to the higher of the two ratings and (ii) if the ratings differential is two rating levels or more, the Pricing Level shall be that which would be applicable to a rating which is one rating level below the higher of the two ratings, (b) if a rating from only one Rating Agency is available, then the Pricing Level shall be that applicable to such rating and (c) if ratings are not available from either of the two Rating Agencies, then Level V Pricing shall apply.

The credit ratings to be utilized for purposes of this Section are those assigned by S&P or Moody’s to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded; provided that, if no such rating is available from any one or more of the two Rating Agencies, the ratings used for purposes of determining the Pricing Level with respect to each such Rating Agency shall be the corporate family rating assigned by such Rating Agency to the Company. If any rating in respect of senior unsecured long-term debt or any corporate family rating established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date which is three (3) Business Days after the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders. If the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent shall negotiate in good faith to amend this Section to reflect such changed rating system or the nonavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Pricing Level shall be determined by reference to the rating most recently in effect prior to such change or cessation.

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Section 2.22.         Illegality. (a) If, after the Effective Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Term Benchmark Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Term Benchmark Lending Office) to make, maintain or fund its Term Benchmark Loans to any Borrower and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Company, whereupon until such Lender notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist (which such Lender shall do promptly after becoming aware thereof), the obligation of such Lender to make Term Benchmark Loans to such Borrower, or to convert outstanding Loans to such Borrower into Term Benchmark Loans, shall be suspended. If such notice is given with respect to Term Benchmark Loans denominated in Dollars, each Term Benchmark Loan of such Lender denominated in Dollars then outstanding shall be converted to an ABR Loan either (i) on the last day of the then current Interest Period applicable to such Term Benchmark Loan denominated in Dollars if such Lender may lawfully continue to maintain and fund such Term Benchmark Loan denominated in Dollars to such day or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Term Benchmark Loan denominated in Dollars to such day. If such notice is given with respect to Alternative Currency Loans, the relevant Borrower shall prepay such Alternative Currency Loans either (i) on the last day of the then current Interest Period applicable to such Alternative Currency Loan if such Lender may lawfully continue to maintain and fund such Alternative Currency Loan to such day or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Alternative Currency Loan to such day.

(b)         If it is unlawful for any Lender (or its Applicable Lending Office) to make or maintain Loans to any Subsidiary Borrower and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Company, whereupon until such Lender notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist (which such Lender shall do promptly after becoming aware thereof), the obligation of such Lender to make or maintain Loans to such Subsidiary Borrower shall be suspended. If such notice is given, each Loan of such Lender then outstanding to such Subsidiary Borrower shall be prepaid either (i) in the case of a Term Benchmark Loan, on the last day of the then current Interest Period applicable thereto if such Lender may lawfully continue to maintain such Loan to such day or (ii) immediately if clause (i) does not apply.

(c)         If so requested by the Administrative Agent and the Company, and provided that it may lawfully do so, any Lender whose Alternative Currency Loans have been prepaid pursuant to clause (a) of this Section or whose Loans to a Subsidiary Borrower have been prepaid pursuant to clause (b) of this Section shall purchase participations in the related Loans of the other Lenders, and such other adjustments shall be made, including without limitation Loans to the Company in an equivalent Dollar Amount in the event that participations in such related Loans may not lawfully be purchased by such Lenders, as may be required so that the credit exposure of the Lenders with respect to the Loans is shared on a basis proportionate to the Commitments of the Lenders.

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(d)         Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.23.         Defaulting Lenders. If any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)         fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)         if any Swingline Exposure exists with respect to a Lender at the time such Lender becomes a Defaulting Lender then:

(i)         provided no Default shall have occurred and be continuing, the Swingline Exposure (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) of such Defaulting Lender shall be automatically reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments; and

(ii)         if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three Business Days following notice by the Administrative Agent prepay such Swingline Exposure; and

(c)         so long as such Lender is a Defaulting Lender, the Swingline Lenders shall not be required to fund any Swingline Loan, unless the Defaulting Lender’s then outstanding Swingline Exposure after giving effect thereto will be 100% covered by the Commitments of the non-Defaulting Lenders and/or prepaid, reduced, terminated and/or cash collateralized in accordance with Section 2.23(b), and participating interests in any newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(b)(i) (and such Defaulting Lender shall not participate therein).

If a Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its funding obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan, unless the Swingline Lenders shall have entered into arrangements with the Borrower or such Lender, reasonably satisfactory to the Swingline Lenders, to defease any risk to the Swingline Lenders in respect of such Lender hereunder relating to Swingline Exposure.

In the event that the Administrative Agent, the Borrower and the Swingline Lenders reasonably determine that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine is necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.24.         [Reserved].

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Section 2.25.         Expansion Option. The Company may from time to time elect to increase the Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000, so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $1,000,000,000. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, a “New Lender”; provided that no Ineligible Institution may be a New Lender), which agree to increase their existing Commitments, or to participate in such Incremental Term Loans, or provide new Commitments, as the case may be; provided that (i) each New Lender shall be subject to the approval of the Company, the Administrative Agent, and in the case of an increase in the Commitments, each Swingline Lender (each such consent, not to be unreasonably withheld, conditioned or delayed) and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an Increasing Lender Supplement, and (y) in the case of a New Lender, the Company and such New Lender execute a New Lender Supplement. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Commitments or Incremental Term Loan pursuant to this Section 2.25. Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.25 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or New Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Company shall be in compliance (on a pro forma basis) with the covenant contained in Section 7.01 and (ii) the Administrative Agent shall have received (x) documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase or Incremental Term Loans, as the case may be and (y) a reaffirmation from the Company; provided that, with respect to any Incremental Term Loans incurred for the purpose of financing an acquisition for which the Company has determined, in good faith, that limited conditionality is reasonably necessary (any such acquisition, a “Limited Conditionality Acquisition” and such Incremental Term Loans, “Acquisition-Related Incremental Term Loans”), (x) clause (i)(A) of this sentence shall be deemed to have been satisfied so long as (1) as of the date of execution of the definitive acquisition documentation in respect of a Limited Conditionality Acquisition (a “Limited Conditionality Acquisition Agreement”) by the parties thereto, no Default or Event of Default shall have occurred and be continuing or would result from entry into such documentation, (2) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, no Event of Default under paragraph (b), (c), (g) or (h) of Article 8 is in existence immediately before or immediately after giving effect (including on a pro forma basis) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (3) the representations and warranties set forth in Article 3 shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects) as of the date of execution of the applicable Limited Conditionality Acquisition Agreement by the parties thereto, except to the extent any such representation and warranty expressly relates to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects) as of such earlier date and (4) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Lenders providing such Acquisition-Related Incremental Term Loans) shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects) immediately prior to, and immediately after giving effect to, the incurrence of such Acquisition-Related Incremental Term Loans, except to the extent any such representation and warranty expressly relates to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects) as of such earlier date and (y) clause (i)(B) of this sentence shall be deemed to have been satisfied so long as the Company shall be in compliance (on a pro forma basis) with the covenant contained in Section 7.01 as of the date of execution of the related Limited Conditionality Acquisition Agreement by the parties thereto. On the effective date of any increase in the Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and New Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.15 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each New Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.25. Nothing contained in this Section 2.25 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time.

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Article 3
Representations and Warranties

The Company and each Original Subsidiary Borrower represents and warrants as of the Effective Date (and as of each subsequent date required under Section 4.02) to the Administrative Agent and the Lenders that:

Section 3.01.         Organization; Powers. It and each Significant Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party and under each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of any Borrower, to borrow hereunder.

Section 3.02.         Authorization. The Transactions (a) have been duly authorized by all requisite corporate, partnership, limited liability company or analogous and, if required, stockholder, partner, member or analogous action and (b) will not (i) materially violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of any Credit Party or any Significant Subsidiary, (ii) materially violate any order of any Governmental Authority or (iii) materially violate any provision of any material indenture, agreement or other instrument to which any Credit Party or any Significant Subsidiary is a party or by which any of them or any of their property is or may be bound, (iv) be in material conflict with, result in a material breach of or constitute (alone or with notice or lapse of time or both) a material default under any such indenture, agreement or other instrument or (v) result in the creation or imposition of any Lien upon any property or assets of any Credit Party or any Significant Subsidiary (other than under any Loan Document).

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Section 3.03.         Enforceability. This Agreement has been duly executed and delivered by the Company and each Original Subsidiary Borrower and constitutes, and each other Loan Document to which any Credit Party is party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of each such Credit Party enforceable against each such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Loans and all other obligations or liabilities of the Company and each other Borrower hereunder shall not be subordinated in right of payment to any other Indebtedness of the Company or such Borrower, respectively (it being understood that secured obligations of the Company or any other Borrower have, by virtue of such security, a prior claim on the related collateral).

Section 3.04.         Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority to be made or obtained by any Credit Party is or will be required in connection with the Transactions, except such as will have been made or obtained on or before the Effective Date and thereafter will be in full force and effect and any informational filing with the Securities and Exchange Commission.

Section 3.05.         Financial Statements. (a) The Company has heretofore furnished to the Lenders (i) its Consolidated balance sheet and related Consolidated statements of earnings, cash flows and shareholders’ equity as of and for the fiscal year ended December 31, 2023, audited by and accompanied by the opinion of Pricewaterhouse Coopers LLP, independent public accountants and (ii) its Consolidated balance sheet and related Consolidated statements of earnings and cash flows as of and for the fiscal quarter ended March 31, 2024, certified by its chief financial officer. Such financial statements present fairly in all material respects the financial position of the Company and its Consolidated Subsidiaries as of such dates and their results of operations and cash flows for such periods. Such statements of financial position and the notes thereto disclose all material liabilities, direct or contingent, of the Company and its Consolidated Subsidiaries as of the dates thereof required to be disclosed under GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

(b)         Since December 31, 2023, there has been no material adverse change in the business, assets, property or financial condition of the Company and its Subsidiaries taken as whole.

Section 3.06.         Litigation; Compliance with Laws. (a) There are not any actions, suits, proceedings or governmental investigations at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Company or Original Subsidiary Borrower, threatened in writing against the Company or any Subsidiary or any business, property or rights of any such Person (i) which involve the Loan Documents or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(b)         Neither the Company nor any of the Subsidiaries is in violation of any law, rule or regulation (including, without limitation, any Environmental Law, the Trading with the Enemy Act of the United States of America (as amended), any of the foreign assets control regulations of the United States Treasury Department (as amended) and the Patriot Act), or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

Section 3.07.         Federal Reserve Regulations. The making of the Loans hereunder and the use of the proceeds thereof as contemplated hereby will not violate or be inconsistent with Regulation U or Regulation X. After application of the proceeds of any Loan, not more than 25% of the assets of the Company and its Subsidiaries taken as a whole will be represented by margin stock (within the meaning of Regulation U).

Section 3.08.         No Regulatory Restrictions on Borrowing. Neither the Company nor any other Borrower is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) subject to any other applicable regulatory scheme which restricts its ability to incur the indebtedness to be incurred hereunder.

Section 3.09.         [Reserved].

Section 3.10.         [Reserved].

Section 3.11.         [Reserved].

Section 3.12.         Beneficial Ownership Certification. As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

Section 3.13.         Anti-Corruption Laws and Sanctions. Each of the Credit Parties has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Credit Parties and their respective subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each of the Credit Parties, their respective subsidiaries and their respective officers and employees and, to the knowledge of the executive officers of each Credit Party, its directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects. None of (a) the Credit Parties or any of their respective subsidiaries or, to the knowledge of the applicable Credit Party, any of their respective directors, officers or employees, or (b) to the knowledge of the Credit Parties, any agent of the Credit Parties or any of their respective subsidiaries that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or use of proceeds thereof by any Credit Party will violate Anti-Corruption Laws or applicable Sanctions.

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Article 4
Conditions

Section 4.01.         Effective Date. The obligations of the Lenders to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)         The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 12.06, may include any Electronic Signatures transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page).

(b)         The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of FisherBroyles, LLP, special New York counsel for the Company, substantially in the form of Exhibit B-1, internal counsel to the Company, substantially in the form of Exhibit B-2, internal counsel to the Original Subsidiary Borrower organized under the laws of the United Kingdom, substantially in the form of Exhibit B-3A and internal counsel to the Original Subsidiary Borrower organized under the laws of the Netherlands, substantially in the form of Exhibit B-3B, in each case covering such other matters relating to the Credit Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company and each Original Subsidiary Borrower hereby requests such counsel to deliver such opinions.

(c)         The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrowers, the authorization of the Transactions and any other legal matters relating to the Borrowers, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)         The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e)         The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced reasonably in advance of the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers under the Loan Documents.

(f)         The Administrative Agent shall have received evidence satisfactory to it that each of (i) the Existing Credit Agreement (to the extent not being amended and restated pursuant to this Agreement) and (ii) the Amended and Restated Credit Agreement, dated as of August 18, 2021, by and among the Company, the Subsidiary Borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, shall, in each case, have been amended and restated or terminated and cancelled (along with all of the agreements, documents and instruments delivered in connection therewith) and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Loans).

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(g)         (i)  The Lenders shall have received all documentation and other information reasonably requested by such Lender in writing at least five (5) days prior to the Effective Date in order to allow it to comply with applicable “know your customer” and anti-money laundering rules and regulations with respect to each Credit Party and (ii) to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has reasonably requested a Beneficial Ownership Certification at least ten (10) days prior to the Effective Date in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the conditions set forth in this clause (g) shall be deemed to be satisfied).

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. In the event that any Loans are to be made on the Effective Date substantially simultaneously with the effectiveness of this Agreement, such Loans and the repayment of the “Loans” (if any) under the Existing Credit Agreement shall be effected, to the maximum extent practicable, through the netting of amounts payable between the relevant Borrowers and the respective Lenders with a view toward minimizing breakage costs and transfers of funds.

Section 4.02.         Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)         The representations and warranties of each Credit Party set forth in each Loan Document to which it is party (other than those set forth in Section 3.05(b) and Section 3.06(a)(ii)) shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects) on and as of the date of such Borrowing, except to the extent any such representation and warranty expressly relates to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects).

(b)         At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

(c)         Receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or Section 2.04, as applicable.

Each Loan shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

Section 4.03.         First Borrowing by Each Eligible Subsidiary. The obligation of each Lender to make a Loan on the occasion of the first Borrowing by each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

(a)         Receipt by the Administrative Agent of an opinion of counsel for such Eligible Subsidiary reasonably acceptable to the Administrative Agent, substantially to the effect of Exhibit C hereto and covering such other matters relating to the transactions contemplated hereby as the Required Lenders may reasonably require.

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(b)         Receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary and this Agreement of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

(c)         Receipt by each Lender not less than five Business Days prior to the date of such Borrowing or issuance of all documentation and other information reasonably requested in writing by such Lender in order to allow it to comply with applicable “know your customer” and anti-money laundering rules and regulations with respect to such Eligible Subsidiary (including in connection with the Patriot Act and the Beneficial Ownership Regulation).

(d)         Receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or Section 2.04, as applicable.

Section 4.04.         Term Loan Conversion Date. The Term Loan Conversion Date is subject to the satisfaction of the following conditions:

(a)         The representations and warranties of each Credit Party set forth in each Loan Document to which it is a party (other than those set forth in Section 3.05(b) and Section 3.06(a)(ii)) shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects) on and as of the Term Loan Conversion Date, except to the extent any such representation and warranty expressly relates to an earlier date in which case such representation and warranty shall be true and correct in all material respects as of such earlier date (except to the extent such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case, in all respects).

(b)         At the time of the conversion of the Revolving Loans (or applicable portion thereof) into Term Loans on the Term Loan Conversion Date and immediately after giving effect to such conversion, no Default or Event of Default shall have occurred and be continuing.

(c)         The Administrative Agent shall have received for the ratable account of the Lenders a fee equal to 0.50% of the aggregate principal amount of the Revolving Loans converted to Term Loans on the Term Loan Conversion Date.

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Article 5
Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that it will, and will cause each of its Subsidiaries or Significant Subsidiaries, as appropriate, to:

Section 5.01.         Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) in the case of each Subsidiary that is not a Borrower to the extent that the failure to take any such action could not reasonably be expected to have a Material Adverse Effect or (ii) as otherwise expressly permitted under Section 6.02.

(b)         Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names (as applicable) material to the conduct of its business, (ii) comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, and (iii) at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except in the case of clauses (i), (ii) and (iii) above, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 5.02.         Insurance. In the case of the Company and each Significant Subsidiary, keep its insurable properties insured at all times in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations (including without limitation by the maintenance of self-insurance to the extent consistent with industry practice), and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, except in each case to the extent that the failure to do so could not in the aggregate reasonably be expected to result in a Material Adverse Effect.

Section 5.03.         Taxes. In the case of the Company and each Significant Subsidiary, pay and discharge all income and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided that such payment and discharge shall not be required with respect to any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate action and the Company or such Significant Subsidiary shall, to the extent required by GAAP, set aside on its books adequate reserves with respect thereto, except in each case, to the extent that the failure to do so could not in the aggregate reasonably be expected to result in a Material Adverse Effect.

Section 5.04.         Financial Statements, Reports, Etc. In the case of the Company, furnish to the Administrative Agent (which will promptly furnish same to each Lender):

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(a)            within 90 days after the end of each fiscal year, its Consolidated balance sheet and related Consolidated statements of earnings, cash flows and shareholders’ equity, showing the financial position of the Company and its Consolidated Subsidiaries as of the close of such fiscal year and their results of operations and cash flows for such year, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect except with the consent of the Required Lenders) to the effect that such Consolidated financial statements fairly present in all material respects the financial position, results of operations and cash flows of the Company on a Consolidated basis in accordance with GAAP consistently applied (except with respect to consistency as otherwise indicated therein), provided that if the independent auditor’s report with respect to such consolidated financial statements is a combined report (that is, one report containing both an opinion on such consolidated financial statements and an opinion on internal controls over financial reporting), then such report may include a qualification or limitation relating to the Company’s system of internal controls over financial reporting due to the exclusion of any acquired business from the management report on internal controls over financial reporting made pursuant to Item 308 of Regulation S-K of the Securities and Exchange Commission, to the extent such exclusion is permitted under provisions published by the Securities and Exchange Commission; provided further, if applicable, the independent auditor’s report may contain references to independent audits performed by other independent public accountants of recognized national standing as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors, or any successor standard under GAAP.

(b)            within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its Consolidated balance sheet and related Consolidated statements of earnings and cash flows showing the financial position of the Company and its Consolidated Subsidiaries as of the close of such fiscal quarter and their results of operations for such fiscal quarter and the then elapsed portion of the fiscal year and their cash flows for the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial position, results of operations and cash flows of the Company on a Consolidated basis in accordance with GAAP consistently applied (except with respect to consistency as otherwise indicated therein), subject to normal year-end audit adjustments and the absence of footnotes;

(c)            concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate, substantially in the form of Exhibit F hereto, of a Financial Officer (i) certifying that no Default has occurred and is continuing or, if a Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail reasonably satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 7.01;

(d)            promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of such Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be; and

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(e)            promptly, from time to time, (x) such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent, at the request of any Lender, may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation (it being understood and agreed that neither the Company nor any of its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or account or other matter (1) in respect of which disclosure to the Administrative Agent, any Lender or their representatives is then prohibited by applicable law or any agreement binding on the Company or its Subsidiaries, (2) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege or (3) constitutes non-financial trade secrets or non-financial proprietary information). Information required to be delivered pursuant to paragraphs 5.04(a), 5.04(b) or 5.04(d) above shall be deemed to have been delivered on the date on which (x) such information has been posted on the Internet by the Securities and Exchange Commission at https://www.sec.gov/edgar/searchedgar/webusers.htm (or any successor website) or (y) the Company provides notice to the Administrative Agent that such information has been posted on the Company’s website on the Internet at www.cummins.com or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to paragraph 5.04(c) and (ii) the Borrower shall deliver paper copies of the information referred to in paragraphs 5.04(a) or 5.04(b) to any Lender which requests such delivery. Notwithstanding the above, if any report, certificate or other information required under this Section 5.04 is due on a day that is not a Business Day, then such report, certificate or other information shall be required to be delivered on the first day after such day that is a Business Day.

Section 5.05.      Litigation and Other Notices. In the case of the Company, furnish to the Administrative Agent (which will promptly notify each Lender) prompt written notice of the following:

(a)            any Default of which an executive officer of the Company has knowledge, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)            the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)            the occurrence of any ERISA Event that, alone or together with any other ERISA Events which have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)            any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

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(e)            any change, following the effectiveness thereof, in the Company’s senior unsecured debt rating from S&P or Moody’s or in its corporate credit rating from S&P; and

(f)            any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Section 5.06.      Maintaining Records; Access to Properties and Inspections. In the case of the Company and each Significant Subsidiary, maintain all financial records in a manner sufficient to be able to prepare financial statements in accordance with GAAP and permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect the financial records and the properties of the Company or any Significant Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Administrative Agent or any Lender to discuss the affairs, finances and condition of the Company or any Significant Subsidiary with the officers thereof and independent accountants therefor; provided that (i) the Company or such Significant Subsidiary may require that a representative appointed by it be present at such inspections or discussions, (ii) the obligations of the Company and its Significant Subsidiaries under this Section are subject to, and the Administrative Agent and any such Lender shall comply with, all applicable confidentiality restrictions, (iii) unless an Event of Default has occurred and is continuing, the Company and its Significant Subsidiaries, taken as a whole, shall only be required to reimburse the Administrative Agent and each Lender in the aggregate for the expenses incurred by the Administrative Agent and each Lender for one such visit and inspection by the Administrative Agent and each Lender in any calendar year and (iv) it is understood and agreed that neither the Company nor any of its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or account or other matter (1) in respect of which disclosure to the Administrative Agent, any Lender or their representatives is then prohibited by applicable law or any agreement binding on the Company or its Subsidiaries, (2) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege or (3) constitutes non-financial trade secrets or non-financial proprietary information.

Section 5.07.      Use of Proceeds. Use the proceeds of the Loans only for the general corporate purposes of the Company and its Subsidiaries. The Company and its Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan will be used, whether directly or indirectly, (a) for any purpose that entails a violation of any of the Regulations of the Board, including Regulation T, Regulation U and Regulation X, or (b) in any hostile acquisition of another Person. None of the Credit Parties will request any Borrowing, and none of the Credit Parties shall use, and each of the Credit Parties shall procure that none of its subsidiaries nor its or their respective directors, officers, employees and agents shall use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent such activities, business or transaction would violate Sanctions if conducted by a company organized in the United States or by a company organized in a European Union member state or the United Kingdom, or (C) in any other manner that would result in liability to any Lender, the Administrative Agent or any Swingline Lender under any applicable Sanctions or the violation of any Sanctions by any Lender, the Administrative Agent or any Swingline Lender.

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Section 5.08.      Compliance with Laws. Comply with all applicable laws, statutes, rules and regulations, including Environmental Laws, and obtain, maintain and comply with any and all licenses, approvals, notifications, registrations or permits required by such applicable laws, statutes, rules and regulations except to the extent that, in any such case, failure to do so could not be reasonably expected to have a Material Adverse Effect. Each of the Credit Parties will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Credit Parties and each of their respective subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects.

Article 6
Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that it will not, and will not cause or permit any of its Subsidiaries to:

Section 6.01.      Negative Pledge. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of Subsidiaries) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

(a)            Liens imposed by law for taxes, assessments, governmental charges or levies that are not yet due or are being contested by proper action and for which adequate reserves in accordance with GAAP are established;

(b)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.03;

(c)            pledges and deposits and other Liens made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)            Liens (including deposits) to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature, in each case in the ordinary course of business;

(e)            easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere materially with the ordinary conduct of business of the Company or any Subsidiary;

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(f)            any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Company or any Subsidiary;

(g)            Liens (including deposits) in connection with self-insurance;

(h)            judgment or other similar Liens in connection with legal proceedings in an aggregate principal amount (net of any amount of a judgment if and for so long as (A) the amount of such judgment is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (B) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment) not to exceed $325,000,000; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate action;

(i)            Liens arising in connection with advances or progress payments under government contracts;

(j)            Liens on assets of Subsidiaries securing Indebtedness payable to the Company or any Wholly-Owned Consolidated Subsidiary;

(k)           Liens on cash and cash equivalents deposited to discharge, defease and/or redeem Indebtedness in accordance with the terms thereof;

(l)            [Reserved];

(m)          Liens securing Indebtedness other than Indebtedness described in paragraphs (a) through (l) above, to the extent and only to the extent that the aggregate amount of Priority Indebtedness shall not exceed 15% of the Consolidated assets of the Company and its Consolidated Subsidiaries as reflected in the annual or quarterly report then most recently filed by the Company with the Securities and Exchange Commission, determined at the time such Liens are granted and at the time of any subsequent incurrence of Indebtedness secured thereby;

(n)           Liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the business of the Company or any of the Subsidiaries;

(o)           Liens in respect of an agreement to dispose of any asset, to the extent such disposal is permitted by this Agreement;

(p)           Liens arising under any retention of title arrangements entered into in the ordinary course of business or over goods or documents of title to goods arising in the ordinary course of documentary credit transactions;

(q)           Liens arising due to any cash pooling, netting or composite accounting arrangements between any one or more of the Company and any of the Subsidiaries or between any one or more of such entities and one or more banks or other financial institutions where any such entity maintains deposits;

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(r)            customary rights of set off, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the Uniform Commercial Code (or comparable foreign law) or arising by operation of law of banks or other financial institutions where the Company or any of the Subsidiaries maintains deposit, disbursement or concentration accounts in the ordinary course of business;

(s)           the replacement, extension or renewal of any Lien permitted by clause (f) above upon or in the same assets subject thereto or the replacement, extension or renewal (to the extent the amount thereof is not increased) of the Indebtedness or other obligation secured thereby; and

(t)            Liens on proceeds of any of the assets permitted to be the subject of any Lien or assignment permitted by this Section 6.01.

Section 6.02.      Mergers, Consolidations, and Sales of Assets. In the case of the Company and any other Borrower, merge with or into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or substantially all of its assets, or liquidate or dissolve or reorganize in a jurisdiction that is not an Approved Jurisdiction, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary or other Person may merge into or consolidate with the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary that is a Borrower may merge into or consolidate with any other Person in a transaction in which the surviving entity is a Wholly-Owned Consolidated Subsidiary; provided that the surviving corporation shall be a Borrower organized under the laws of an Approved Jurisdiction, and (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to any other Person.

Section 6.03.      Priority Indebtedness. In the case of Subsidiaries, incur, create, assume or permit to exist any Priority Indebtedness if, immediately after giving effect to the incurrence thereof, the aggregate amount of Priority Indebtedness would exceed 15% of the Consolidated assets of the Company and its Consolidated Subsidiaries as reflected in the annual or quarterly report then most recently filed by the Company with the Securities and Exchange Commission.

Article 7
Financial Covenant

Section 7.01.      Net Debt to Total Capital. The Company will not permit the ratio (the “Net Debt to Total Capital Ratio”) of (a) Consolidated Net Debt to (b) Consolidated Total Capital, each determined as of the last day of each fiscal quarter, to be greater than 0.65:1; provided that, at any time after the definitive agreement for any Material Acquisition shall have been executed (or, in the case of a Material Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Material Acquisition (or termination of the definitive documentation in respect thereof (or such later date as such indebtedness ceases to constitute Acquisition Indebtedness as set forth in the definition of “Acquisition Indebtedness”)), any Acquisition Indebtedness (and the proceeds of such Indebtedness) shall be excluded from the determination of the Net Debt to Total Capital Ratio.

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Article 8
Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)           any representation or warranty made, or deemed made, in or pursuant to the Loan Documents, or any representation, warranty, statement or information contained in any written report, certificate, financial statement or other instrument furnished by or on behalf of any Credit Party in connection with or pursuant to the Loan Documents, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)           default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or pursuant to any provision of the Loan Documents or otherwise;

(c)           default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in (b) above) due under the Loan Documents, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)           default shall be made in the due observance or performance by the Company or any Subsidiary of any covenant, condition or agreement contained in Section 5.05(a), Section 5.07, Article 6 or Article 7 and such default shall continue unremedied for a period of five Business Days after the earlier of (i) a Financial Officer of the Company becoming aware thereof and (ii) notice thereof from the Administrative Agent or any Lender to the Company;

(e)           default shall be made in the due observance or performance by the Company or any Subsidiary of any covenant, condition or agreement contained in the Loan Documents (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of ten Business Days after notice thereof from the Administrative Agent or any Lender to the Company;

(f)            the Company or any Subsidiary shall (i) fail to pay any of its Indebtedness (excluding Indebtedness owing to the Company or any of its Subsidiaries) in excess of $300,000,000 in the aggregate when due and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or (ii) fail to observe or perform any term, covenant or condition on its part to be observed or performed under any agreement or instrument relating to any such Indebtedness, when required to be observed or performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or permit the acceleration of, the maturity of such Indebtedness or such Indebtedness has been accelerated and such acceleration has not been rescinded; or any amount of Indebtedness in excess of $300,000,000 shall be required to be prepaid, defeased, purchased or otherwise acquired by the Company or any Subsidiary (other than by a regularly scheduled required prepayment and other than secured Indebtedness that becomes due as a result of the voluntary transfer of assets securing such Indebtedness), prior to the stated maturity thereof; provided that none of the following shall give rise to an Event of Default: (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of assets securing such Indebtedness or a casualty or similar event, (ii) mandatory prepayments or offers to purchase of Indebtedness in accordance with the documentation governing such Indebtedness by reason of the receipt of net cash proceeds of (A) other Indebtedness, (B) dispositions (including, without limitation, as the result of casualty events and governmental takings) or (C) equity issuances, or by reason of the generation of excess cash flow in an amount equal to a percentage thereof, (iii) change of control offers made within 60 days after an acquisition with respect to, and effectuated pursuant to, Indebtedness of an acquired Person or Indebtedness assumed by the Company or a Subsidiary pursuant to a mandatory successor obligor clause under such Indebtedness in connection with the acquisition of all or substantially all of the assets of a Person, (iv) any default under Indebtedness of an acquired business if such default is cured, or such Indebtedness is repaid, within 60 days after the acquisition of such business so long as no other creditor accelerates or commences any kind of enforcement action in respect of such Indebtedness, (v) prepayments required by the terms of Indebtedness as a result of customary provisions in respect of illegality, replacement of lenders and gross-up provisions for Taxes, increased costs, capital adequacy and other similar customary requirements and (vi) any voluntary prepayment, redemption or other satisfaction of Indebtedness that becomes mandatory in accordance with the terms of such Indebtedness solely as the result of the Company or any Subsidiary delivering a prepayment, redemption or similar notice with respect to such prepayment, redemption or other satisfaction;

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(g)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Significant Subsidiary, or of a substantial part of the property or assets of the Company or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary, or for a substantial part of the property or assets of the Company or any Significant Subsidiary, or (iii) the winding-up or liquidation of the Company or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

(h)           the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Significant Subsidiary, or for a substantial part of the property or assets of the Company or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of authorizing any of the foregoing;

(i)            one or more judgments for the payment of money in an aggregate amount in excess of $300,000,000 shall be rendered against the Company, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed; provided, however, that any such judgment shall not be included in the calculation of the aggregate amount of judgments under this clause (i) if and for so long as (A) the amount of such judgment is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (B) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment;

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(j)            a Change in Control shall occur;

(k)           the provisions of Article 11 shall cease to constitute valid, binding and enforceable obligations of the Company for any reason, or any Credit Party shall have so asserted in writing; or

(l)            an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

then, and in every such event (other than an event with respect to any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Company, take any or all of the following actions at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of any Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding; and upon the occurrence of any event described in paragraph (g) or (h) above with respect to any Borrower, the Commitments shall automatically terminate and the principal of all Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding.

Article 9
The Agents

Section 9.01.      Appointment and Authorization of Administrative Agent. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to it by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 9.02.      Rights and Powers of Administrative Agent as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

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Section 9.03.      Limited Duties and Responsibilities of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and (c) except as expressly set forth in any Loan Document, the Administrative Agent shall not have any duty to disclose, and shall not be liable to any Lender for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered under any Loan Document or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Company.

Section 9.04.      Authority of Administrative Agent to Rely on Certain Writings, Statements and Advice. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it in good faith, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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Section 9.05.      Sub-Agents and Related Parties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.06.      Resignation; Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as a successor Administrative Agent hereunder, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 9.07.      Acknowledgements of Lenders.

(a)           Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of its business, and not for the purpose of investing in the general performance or operations of the Company, or for the purposes of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon any Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

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(b)

(i)            Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.07(b) shall be conclusive, absent manifest error.

(ii)           Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

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(iii)          The Company and each other Credit Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company or any other Credit Party, except in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company or any other Credit Party for the purpose of satisfying an Obligation.

(iv)          Each party’s obligations under this Section 9.07(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 9.08.      Administrative Agent’s Fee. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

Section 9.09.      Other Agents. Nothing in the Loan Documents shall impose on any Agent or Arranger other than the Administrative Agent, in its capacity as an Agent or Arranger, any obligation or liability whatsoever.

Section 9.10.      Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Credit Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

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(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)           In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers, the Syndication Agent, the Documentation Agents or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Credit Party, that none of the Administrative Agent, or the Arrangers, the Syndication Agent, the Documentation Agents or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)           Each of the Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

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Section 9.11.      Posting of Communications.

(a)           The Company agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other similar electronic platform chosen by the Administrative Agent reasonably and in good faith to be its electronic transmission system and used by it for such purpose with respect to its credit facilities generally (the “Approved Electronic Platform”).

(b)           Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Company hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution, other than risks arising from the gross negligence, bad faith or willful misconduct of any of the foregoing parties (as determined by a court of competent jurisdiction by a final and nonappealable judgment).

(c)           THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, THE SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, OTHER THAN DIRECT ACTUAL DAMAGES ARISING FROM THE gross negligence, bad faith or willful misconduct of any applicable party (as determined by a court of competent jurisdiction by a final and nonappealable judgment).

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(d)           Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)           Each of the Lenders and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)            Nothing herein shall prejudice the right of the Administrative Agent, any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.12.      Borrower Communications.

(a)           The Administrative Agent and the Lenders agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

(b)           Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders and each of the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and each of the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c)           THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWERS’ TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

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(d)           Each of the Lenders and each of the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(e)           Nothing herein shall prejudice the right of any Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

For the avoidance of doubt, nothing in this Section 9.12 shall affect any obligations arising under Section 12.13.

Article 10
Representations and Warranties of Eligible Subsidiaries

Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

Section 10.01.      Organization; Powers. Such Eligible Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority to execute, deliver and perform its obligations hereunder and under each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder and (c) is a Wholly-Owned Consolidated Subsidiary.

Section 10.02.      Authorization. The Transactions and the execution and delivery by such Eligible Subsidiary of its Election to Participate and the performance by such Eligible Subsidiary of this Agreement, (a) have been duly authorized by all requisite corporate, partnership, limited liability company or analogous and, if required, stockholder, partner, member or analogous action and (b) will not (i) materially violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such Eligible Subsidiary, (ii) materially violate any order of any Governmental Authority, (iii) materially violate any provision of any material indenture, agreement or other instrument to which such Eligible Subsidiary is a party or by which any of them or any of their property is or may be bound, (iv) be in material conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a material default under any such indenture, agreement or other instrument or (v) result in the creation or imposition of any Lien upon any property or assets of such Eligible Subsidiary (other than under any Loan Document).

Section 10.03.      Enforceability. Its Election to Participate has been duly executed and delivered by such Eligible Subsidiary, and this Agreement constitutes a legal, valid and binding obligation of such Eligible Subsidiary enforceable against such Eligible Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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Section 10.04.      Taxes. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate.

Article 11
Guaranty

Section 11.01.      The Guaranty. The Company hereby unconditionally and absolutely guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to each other Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by each other Borrower under this Agreement. Upon failure by any other Borrower to pay punctually any such amount, the Company agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

Section 11.02.      Guaranty Unconditional. The obligations of the Company hereunder shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)           any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower or any other Person under any Loan Document or by operation of law or otherwise (except to the extent the foregoing expressly releases the Company’s obligations under this Article 11);

(b)           any modification or amendment of or supplement to any Loan Document (other than any modification, amendment or supplement of this Article 11 effected in accordance with Section 12.02);

(c)           any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower or any other Person under any Loan Document;

(d)           any change in the corporate existence, structure or ownership of any Borrower or any other Person or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other Person or its assets or any resulting release or discharge of any obligation of any Borrower or any other Person contained in any Loan Document;

(e)           the existence of any claim, set-off or other rights which the Company may have at any time against any other Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

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(f)           any invalidity or unenforceability relating to or against any Borrower or any other Person for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower of the principal of or interest on any Loan or any other amount payable by it under any Loan Document; or

(g)           any other act or omission to act or delay of any kind by any Borrower, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company’s obligations hereunder (in each case other than payment in full of the obligations guaranteed hereunder).

Section 11.03.      Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each of the Company’s obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable hereunder by the Company and each other Borrower under this Agreement shall have been paid in full in cash (or backed by a standby letter of credit or cash collateralized, in each case in amounts and on terms satisfactory to the Administrative Agent). If at any time any payment of the principal of or interest on any Loan or any other amount payable by any other Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, the Company’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 11.04.      Waiver by the Company. The Company irrevocably waives acceptance of its guaranty under this Article 11, presentment, demand (except as provided in Section 11.01), protest and any notice not provided for herein, as well as, solely for purposes of Article 11 any requirement that at any time any action be taken by any Person against any Borrower or any other Person. The Company’s guaranty hereunder is a guaranty of payment and not merely of collection.

Section 11.05.      Subrogation. Upon making any payment with respect to any Borrower hereunder, the Company shall be subrogated to the rights of the payee against such Borrower with respect to such payment; provided that the Company shall not enforce any payment by way of subrogation unless all amounts of principal of and interest on the Loans to such Borrower and all other amounts payable by such Borrower under this Agreement have been paid in full in cash.

Section 11.06.      Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under this Agreement is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

Section 11.07.      Continuing Guaranty. The Company’s guaranty hereunder is a continuing guaranty, shall be binding on the Company and its successors and assigns, and shall be enforceable by the Lenders. If all or part of any Lender’s interest in any obligation guaranteed by the Company is assigned or otherwise transferred, the transferor’s rights under the Company’s guaranty, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

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Article 12
Miscellaneous

Section 12.01.      Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i)            if to the Company, to it at Cummins Inc., 500 Jackson Street, Box 3005, Columbus, Indiana 47202-3005, Attention of Vice President – Treasury and Tax (email: donald.jackson@cummins.com);

(ii)           if to any Subsidiary Borrower, to it care of the Company;

(iii)           if to the Administrative Agent, (A) in the case of requests for Revolving Borrowings from any Borrower, to JPMorgan Chase Bank, N.A. at the address, facsimile and email separately provided by JPMCB to the Company for such purpose, (B) from the Lenders, to JPMorgan Chase Bank, N.A., 4041 Ogletown Stanton Road, Floor 2, Newark, DE 19713, Attention of (I) Trevor Simmons (phone: 302-634-3349; email: trevor.simmons@chase.com) and (II) Matthew Frink (phone: 302-552-0561; email: matthew.d.frink@jpmchase.com), and (C) in the case of a notification of the DQ List, to JPMDQ_Contact@jpmorgan.com;

(iv)          if to JPMCB as Swingline Lender:

(A)           for Swingline Loans made in Dollars, to it at the address, facsimile and email separately provided by JPMCB to the Company for such purpose;

(B)            for Swingline Loans made in Euros and Pound Sterling, to it at the address, facsimile and email separately provided by JPMCB to the Company for such purpose;

(v)           if to Bank of America, N.A. as Swingline Lender, to it at the address, facsimile and email separately provided by Bank of America, N.A. to the Company for such purpose;

(vi)          if to Citibank, N.A., as Swingline Lender,

(A)           for Swingline Loans made in Dollars, to it at the address, facsimile and email separately provided by Citibank, N.A. to the Company for such purpose;

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(B)            for Swingline Loans made in Euros or Pound Sterling, to it at the address, facsimile and email separately provided by Citibank, N.A. to the Company for such purpose;

(vii)          if to The Hongkong and Shanghai Banking Corporation Limited, as Swingline Lender, to it at the address, facsimile and email separately provided by The Hongkong and Shanghai Banking Corporation Limited to the Company for such purpose;

(viii)        if to ING Bank N.V., Dublin Branch, as Swingline Lender, to it at the address, facsimile and email separately provided by ING Bank N.V., Dublin Branch to the Company for such purpose; and

(ix)           if to any other Lender, to it at its address, facsimile number or email set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms or Approved Borrower Portals, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)           Notices and other communications to the Borrowers, the Lenders and the Administrative Agent hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent and, in the case of notices and other communications to the Borrowers, by the Company; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)           Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

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(d)            Any party hereto may change its address or facsimile number or email for notices and other communications hereunder by notice to the other parties hereto.

Section 12.02.      Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)            Except as provided in Section 2.25 with respect to an Incremental Term Loan Amendment or as provided in Section 2.13(b) and (c), no Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders; provided that no such agreement shall:

(i)            (A) increase the Commitment of any Lender without the written consent of such Lender (provided that an amendment, modification, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment pursuant to Section 2.20(b), Event of Default or Default shall not constitute an increase in the Commitment of any Lender), (B) reduce the principal amount of any Loan or reduce the rate of interest thereon (other than with respect to the incremental 2% included in the determination of the applicable interest rate under Section 2.12(e)), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby, (C) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.20(b), in each case which shall only require the approval of the Required Lenders), (D) change Section 2.08(d) or Section 2.18(b) or Section 2.18(c) in a manner that would alter the ratable reduction of Commitments or pro rata sharing of payments required thereby, or change any provision requiring that funding of amounts by the Lenders be on a ratable basis, without the written consent of each Lender directly and adversely affected thereby, (E) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender directly affected thereby (it being understood that, solely with the consent of the parties prescribed by Section 2.25 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date), (F) release the Company from its guaranty under Article 11 hereof, or limit its liability in respect of such guaranty, without the written consent of each Lender, (G) change any of the provisions of Section 2.23 without the consent of the Administrative Agent and the Swingline Lenders or (H) amend the definition of “Applicable Percentage” without the written consent of each Lender; provided that no consent of any Defaulting Lender shall be required pursuant to clause (D), (E) or (H) above as to any modification that does not adversely affect such Defaulting Lender in a non-ratable manner;

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(ii)            amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Swingline Lender under any Loan Document without the prior written consent of the Administrative Agent or such Swingline Lender, as the case may be; or

(iii)            (A) subject any Subsidiary Borrower to any additional obligation without the written consent of such Borrower, (B) increase the principal of or rate of interest on any outstanding Loan of any Subsidiary Borrower without the written consent of such Borrower, (C) accelerate the stated maturity of any outstanding Loan of any Subsidiary Borrower without the written consent of such Borrower or (D) change this proviso (iii) without the prior written consent of each Subsidiary Borrower.

(c)            Notwithstanding any provision herein to the contrary, as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective. For the avoidance of doubt, and notwithstanding any provision in this Agreement to the contrary, it shall not be necessary to obtain the consent or approval of any Lender to effectuate, pursuant to Section 2.09(a), the conversion of any Revolving Loans into Term Loans and therewith extend the Maturity Date for such Term Loans to the first anniversary of the Commitment Termination Date.

(d)            Notwithstanding any provisions herein to the contrary, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement, so long as, in each case, the Lenders shall have received at least ten Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within ten Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

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Section 12.03.      Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, and its Affiliates, including the reasonable, documented and invoiced fees, charges and disbursements of one counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof, including, for the avoidance of doubt, any documentation in connection with the Company’s election to effectuate the Term Loan Election (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)            The Company shall indemnify the Administrative Agent, each Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented costs and expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation, arbitration or proceeding, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, relating to (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or representatives, (ii) the material breach in bad faith by such Indemnitee of its express obligations under the Loan Documents or (iii) a dispute solely among Indemnitees (other than a dispute involving a claim against an Indemnitee in its capacity as an arranger or agent in respect of the Agreement, and in any such event described in this clause (iii) solely to the extent that the underlying dispute does not arise as a result of any action, inaction, representation or misrepresentation of, or information provided, or that was failed to be provided, by or on behalf of, the Company or any of its Subsidiaries).

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(c)            To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Swingline Lender in its capacity as such.

(d)            To the extent permitted by applicable law, each Credit Party shall not assert, and hereby waives, any claim against the Administrative Agent, any Arranger and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”), (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), other than for direct or actual damages determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Lender-Related Person or any of its Affiliates or representatives or (y) the material breach in bad faith by such Lender-Related Person of its express obligations under the Loan Documents and (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)            All amounts due under this Section shall be payable promptly after written demand therefor.

Section 12.04.      Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

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(A)           the Company; provided that (x) no consent of the Company shall be required for (1) an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (it being understood that the Company shall nevertheless receive prompt notice, either prior to or promptly after such assignment, of any such assignment to a Lender, an Affiliate of a Lender or an Approved Fund) (provided further, notwithstanding the preceding clause (1), so long as no Event of Default under paragraph (b), (c), (g) or (h) of Article 8 has occurred and is continuing, the consent of the Company shall be required if, after giving effect to such assignment, the assignee, collectively with its affiliated Lenders and affiliated Approved Funds, would, as a result of such assignment, hold more than fifteen percent (15%) of the aggregate amounts of Loans and unused Commitments) or, (2) if an Event of Default under paragraph (b), (c), (g) or (h) of Article 8 has occurred and is continuing, any other assignee and (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after receipt of written notice thereof; and

(B)            the Administrative Agent and each Swingline Lender; provided that no consent of the Administrative Agent or any Swingline Lender shall be required for an assignment to an assignee that is a Lender or an Affiliate of a Lender immediately prior to giving effect to such assignment.

(ii)            Assignments shall be subject to the following additional conditions:

(A)           except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent; provided that no such consent of the Company shall be required if an Event of Default under paragraph (b), (c), (g) or (h) of Article 8 has occurred and is continuing;

(B)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)            the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;

(D)           the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E)            in the case of an assignment to a CLO (as defined below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in paragraph (i) of the first proviso to Section 12.02(b) that affects such CLO; and

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(F)            no assignment, whether in whole or in part (including participations), may be made to (i) the Company or any of its Affiliates or subsidiaries, (ii) any Defaulting Lender or any Person who, upon becoming a Lender, would constitute a Defaulting Lender, (iii) a natural Person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or (iv) Disqualified Institution without the prior written consent of the Company.

For the purposes of this Section 12.04, the terms “Approved Fund”, “CLO” and “Disqualified Institution” have the following meanings:

“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Disqualified Institution” means (i) those Persons identified by the Company to the Administrative Agent and the Lenders in writing prior to the Effective Date, (ii) those Persons that are reasonably determined by the Company to be competitors of the Company or any of its Subsidiaries and that have been specifically identified by the Company to the Administrative Agent and the Lenders in writing prior to the Effective Date and (iii) in the case of each of clauses (i) and (ii) (and any supplements thereto as contemplated below), any of their respective Affiliates, to the extent any such Affiliate (x) is clearly identifiable as an Affiliate of the applicable Person solely by similarity of such Affiliate’s name and (y) is not a bona fide debt investment fund that is an Affiliate of such Person; provided that, the Company, by notice to the Administrative Agent and the Lenders after the Effective Date, shall be permitted to supplement from time to time in writing by name the list of Persons that are Disqualified Institutions to the extent that the Persons added by such supplements are competitors of the Company or any of its Subsidiaries (or Affiliates of competitors that are not bona fide debt investment funds). Each such supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders (including through an Approved Electronic Platform) in accordance with Section 12.01, but shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans). It is understood and agreed that (A) the Administrative Agent shall have no responsibility, liability or duty, to ascertain, inquire, monitor or enforce whether any Lender or potential Lender is a Disqualified Institution, (B) the Company’s failure to deliver such list (or supplement thereto) in accordance with Section 12.01 shall render such list (or supplement) not received and not effective and (C) “Disqualified Institution” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent (which notice may be distributed to the Lenders) from time to time in accordance with Section 12.01.

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(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.17 and 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)          The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and each Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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(c)           (i) Any Lender may, without the consent of any Borrower, the Administrative Agent or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) each Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) in the case of any sale of a participation to a Disqualified Institution, the Borrower shall have provided its prior written consent thereto. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in paragraph (i) of the first proviso to Section 12.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and Section 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of each Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version) or, if different, under Sections 871(h) or 881(c) of the Code. The entries in the Participant Register shall be conclusive absent clearly demonstrable error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.16 unless the Participant complies with the obligations of (e), (f), (g), (h) and (i) of Section 2.16, as applicable, as if it were a Lender (it being understood that the documentation required shall be delivered to the participating Lender and, if required by law for reduced withholding, copies shall be delivered to the Company and the Administrative Agent).

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(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)           The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(f)            Notwithstanding anything to the contrary in this Section 12.04, or elsewhere in this Agreement, the consent of the Company shall be required (such consent not to be unreasonably withheld or delayed) for an assignment to an assignee that is an Affected Financial Institution unless an Event of Default under paragraph (b), (c), (g) or (h) of Article 8 has occurred and is continuing at the time of such assignment.

(g)           Disqualified Institutions.

(i)            No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from being a Lender or Participant and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.

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(ii)           If any assignment or participation is made to any Disqualified Institution without the Company’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 12.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)          Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders (or any of them) and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)          The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on an Approved Electronic Platform, including that portion of such Approved Electronic Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.

(v)           The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.

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Section 12.05.      Survival. All covenants, agreements, representations and warranties made by the Company and any other Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid (other than those backed by a standby letter of credit or cash collateralized, in each case in amounts and on terms satisfactory to the Administrative Agent) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 2.17 and 12.03 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 12.06.      Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it (it being understood and agreed that the Administrative Agent accepts, consents to and approves of transmission through electronic means of any Electronic Signature that is a reproduction of an image of an actual executed signature page); provided, further, without limiting the foregoing, (i) (a) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Credit Party without further verification thereof (other than any Electronic Signature actually known by the Administrative Agent or such Lender, as applicable, to be unauthorized or otherwise invalid) and without any obligation to review the appearance or form of any such Electronic Signature and (b) each Credit Party shall be entitled to rely on the Electronic Signatures of the Administrative Agent and each Lender purportedly given by or on behalf of the Administrative Agent or such Lender, as applicable, without further verification thereof (other than any Electronic Signature actually known by such Credit Party to be unauthorized or otherwise invalid) and without any obligation to review the appearance or form of any such Electronic Signatures and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be followed, as soon as reasonably practicable, by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers hereby (i) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrowers, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agree that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waive any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waive any claim against any Indemnitee for any losses, claims, damages or liabilities (collectively, “Liabilities”) arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any other Credit Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, other than any Liabilities (x) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of any Indemnitee or (y) that result from a claim brought by any Credit Party and/or any Subsidiary thereof against any Indemnitee for material breach in bad faith of this Section 12.06 if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment by a court of competent jurisdiction in its favor on such claim.

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Section 12.07.      Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08.      Right of Set-off. If an Event of Default shall have occurred and be continuing and the maturity of the Loans has been accelerated under Article 8, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Credit Party against any of and all the obligations of such Credit Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09.      Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the internal law of the State of New York.

(b)           Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c)            Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment arising out of or relating to any Loan Document or the transactions relating hereto or thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against any Credit Party or its properties in the courts of any jurisdiction.

104

(d)            Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.01; provided that each Subsidiary Borrower irrevocably appoints the Company as agent of process and consents to service of process to the Company in the manner provided for notices in Section 12.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 12.10.      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.11.      Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against any Borrower or for any other reason, any payment under or in connection with any Loan Document is made or satisfied in a currency (the “Other Currency”) other than that in which the relevant payment is due (the “Required Currency”) then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the “Payee”) to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of any Loan Document, such Borrower shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, “rate of exchange” means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

105

Section 12.12.      Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.13.      Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to keep such Information confidential to the same extent as if they were parties hereto and the disclosing Administrative Agent, Swingline Lender or Lender shall be responsible for any breaches of the provisions of this Section 12.13), (b) to the extent requested by any central bank or the Federal Reserve or by any regulatory authority having jurisdiction over it or in connection with any pledge or assignment permitted under Section 12.04(d), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on and subject to the terms of this clause (f)(i)) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations under this Agreement, (g) with the prior written consent of the Company, (h) to the extent requested by ratings agencies or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from or on behalf of the Company or any of its Affiliates relating to the Company or its business or any of its Affiliates or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry, after the Company has publicly disclosed this Agreement in a filing with the Securities and Exchange Commission (it being understood and agreed that the Company shall so disclose this Agreement in such a filing as and when required by applicable law). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

For the avoidance of doubt, nothing in this Section 12.13 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 12.13 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

106

Section 12.14.      USA Patriot Act and Beneficial Ownership Regulation Notification. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the requirements of the Beneficial Ownership Regulation hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name, address and tax identification number of such Credit Party and other information that will allow such Lender to identify such Credit Party in accordance with the Patriot Act and the Beneficial Ownership Regulation. Each Credit Party agrees to cooperate with each Lender and provide true, accurate and complete information to such Lender in response to any such request.

Section 12.15.      No Fiduciary Duty. (a) Each Agent, each Lender and their Affiliates (collectively, for purposes of this Section 12.15, the “Lender Parties”), may have economic interests that conflict with those of the Borrowers. Each Borrower agrees that, except as expressly provided otherwise in Section 12.04(b)(iv), nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender Parties and the Borrowers, its stockholders or its affiliates in connection with the transactions contemplated hereby. The Borrowers acknowledge and agree that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrowers, on the other, (ii) in connection therewith and with the process leading to such transactions contemplated by the Loan Documents each of the Lender Parties is acting solely as a principal and not the fiduciary of each of the Borrower, its management, stockholders, creditors or any other person, (iii) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender Party or any of its affiliates has advised or is currently advising any Borrower on other matters) and (iv) each Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate. Each Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to the transactions contemplated hereby and the process leading thereto. Each Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower, in connection with the transactions contemplated hereby or the process leading thereto.

(b)           The Credit Parties further acknowledge and agree, and acknowledges its subsidiaries’ understanding, that each Lender Party and each Agent and Arranger, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Lender Party, Agent or Arranger may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Credit Party and other companies with which any Credit Party may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Lender Party or any such Agent or Arranger or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

107

(c)           In addition, the Credit Parties acknowledge and agree, and acknowledge their subsidiaries’ understanding, that each Lender Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which any Credit Party may have conflicting interests regarding the transactions described herein and otherwise. No Lender Party nor its Affiliates will use confidential information obtained from any Credit Party, its Affiliates and/or its representatives by virtue of the Transactions contemplated by the Loan Documents or their other relationships with any Credit Party in connection with the performance by such Lender Party or its Affiliates of services for other companies, and no Lender Party nor its Affiliates will furnish any such information to other companies. The Credit Parties also acknowledge that no Lender Party has any obligation to use in connection with the Transactions contemplated by the Loan Documents, or to furnish to any Credit Party, confidential information obtained from other companies.

Section 12.16.      Acknowledgement and Consent to Bail-in of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

To the extent not prohibited by applicable law, rule or regulation, each Lender shall notify the Company and the Administrative Agent if it has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action could reasonably be expected to be asserted against such Lender).

Section 12.17.      Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

108

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature pages follow]

109

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

CUMMINS INC.

By:	/s/ Donald G. Jackson
	Name:	Donald G. Jackson
	Title:	Vice President – Treasury & Tax

CUMMINS EMEA HOLDINGS LIMITED

By:	/s/ Paul Fertleman
	Name:	Paul Fertleman
	Title:	Director and Company Secretary

CMI NETHERLANDS Holdings B.V.

By:	/s/ Matteo Mattacchione
Name: Matteo Mattacchione
Title: Director

By:	/s/ Amerigo Holthouse
	Name:	Amerigo Holthouse
	Title:	Director

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Swingline Lender and a Lender

By:	/s/ Jackie Castillo
	Name:	Jackie Castillo
	Title:	Vice President

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

BANK OF AMERICA, N.A., as a Swingline Lender and a Lender

By:	/s/ Eric Hill
	Name:	Eric Hill
	Title:	Director

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

CITIBANK, N.A., as a Swingline Lender and a Lender

By:	/s/ Susan Olsen
	Name:	Susan Olsen
	Title:	Vice President

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, as a Swingline Lender and a Lender

By:	/s/ Mun Loong Choy
	Name:	Mun Loong Choy
	Title:	Managing Director

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

ING Bank N.V., Dublin Branch, as a Swingline Lender and a Lender

By:	/s/ Robert O’Donoghue
	Name:	Robert O’Donoghue
	Title:	Managing Director

By:	/s/ Sean Hassett
	Name:	Sean Hassett
	Title:	Director

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Jill Wong
	Name:	Jill Wong
	Title:	Director

By:	/s/ Gordon Yip
	Name:	Gordon Yip
	Title:	Director

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jonathan Dworkin
	Name:	Jonathan Dworkin
	Title:	Authorized Signatory

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

mizuho bank, ltd., as a Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Managing Director

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Eric Estes
	Name:	Eric Estes
	Title:	Sr. Vice President

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

STANDARD CHARTERED BANK., as a Lender

By:	/s/ Kristopher Tracy
	Name:	Kristopher Tracy
	Title:	Director, Financing Solutions

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jeffrey S. Johnson
	Name:	Jeffrey S. Johnson
	Title:	Senior Vice President

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Bryan Girouard
	Name:	Bryan Girouard
	Title:	Vice President

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Lender

By:	/s/ Cynthia Dioquino
	Name:	Cynthia Dioquino
	Title:	Director

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

bank of china, new york branch, as a Lender

By:	/s/ Raymond Qiao
	Name:	Raymond Qiao
	Title:	Executive Vice President

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Melissa Ruha
	Name:	Melissa Ruha
	Title:	Director

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Lisa DeCristofaro
	Name:	Lisa DeCristofaro
	Title:	SVP

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

UNICREDIT BANK AG, NEW YORK BRANCH as a Lender

By:	/s/ Betsy Briggs
	Name:	Betsy Briggs
	Title:	Director

By:	/s/ Thomas Pichler
	Name:	Thomas Pichler
	Title:	Director

[Signature Page to Sixth Amended and Restated 364-Day Credit Agreement (Cummins 2024)]

Schedule 2.01A

COMMITMENTS

	Commitment	Percentage of Total Commitment
JPMorgan Chase Bank, N.A.	$184,500,000.00	9.225%
Bank of America, N.A.	$184,500,000.00	9.225%
Citibank, N.A.	$184,500,000.00	9.225%
The Hongkong and Shanghai Banking Corporation Limited	$184,500,000.00	9.225%
ING Bank N.V., Dublin Branch	$184,500,000.00	9.225%
Credit Agricole Corporate and Investment Bank	$102,500,000.00	5.125%
Goldman Sachs Bank USA	$102,500,000.00	5.125%
Mizuho Bank, Ltd.	$102,500,000.00	5.125%
PNC Bank, National Association	$102,500,000.00	5.125%
Standard Chartered Bank	$102,500,000.00	5.125%
U.S. Bank National Association	$102,500,000.00	5.125%
Wells Fargo Bank, National Association	$102,500,000.00	5.125%
Australia and New Zealand Banking Group Limited	$60,000,000.00	3.000%
Bank of China, New York Branch	$60,000,000.00	3.000%
Morgan Stanley Bank, N.A.	$60,000,000.00	3.000%
The Bank of Nova Scotia	$60,000,000.00	3.000%
The Northern Trust Company	$60,000,000.00	3.000%
UniCredit Bank GmbH, New York Branch	$60,000,000.00	3.000%
Total	$2,000,000,000.00	100.000%

Schedule 2.01B

SWINGLINE COMMITMENTS

	Swingline Commitment	Percentage of Total Swingline Commitment
JPMorgan Chase Bank, N.A.	$60,000,000.00	20.0%
Bank of America, N.A.	$60,000,000.00	20.0%
Citibank, N.A.	$60,000,000.00	20.0%
The Hongkong and Shanghai Banking Corporation Limited	$60,000,000.00	20.0%
ING Bank N.V., Dublin Branch	$60,000,000.00	20.0%
Total	$300,000,000.00	100.0%